Exhibit 4.1
EXECUTION VERSION

SHORT-TERM LOAN AGREEMENT
Dated as of
July 24, 2007
among
NOBLE CORPORATION,
as Borrower,
THE LENDERS PARTIES HERETO,
and
GOLDMAN SACHS CREDIT PARTNERS L.P.
as Administrative Agent

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

Exhibits:

Exhibit 1.1	—	Form of NDC Guaranty
Exhibit 2.3	—	Form of Borrowing Request
Exhibit 2.8	—	Form of Note
Exhibit 4.1A	—	Form of Opinion of Thompson & Knight LLP
Exhibit 4.1B	—	Form of Opinion of Maples and Calder
Exhibit 6.6	—	Form of Compliance Certificate
Exhibit 6.11	—	Form of Subsidiary Guaranty
Exhibit 10.10	—	Form of Assignment Agreement

Schedules:

Schedule 5.16	—	Existing Indebtedness
Schedule 5.17	—	Existing Liens

SHORT-TERM LOAN AGREEMENT
     THIS SHORT-TERM LOAN AGREEMENT (this “Agreement”), dated as of July 24, 2007, among NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (the “Borrower”), the lenders from time to time parties hereto (each a “Lender” and collectively, the “Lenders”) and GOLDMAN SACHS CREDIT PARTNERS L.P., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WITNESSETH:
     WHEREAS, the Borrower has requested that the Lenders establish in its favor a short-term loan facility in the aggregate principal amount of U.S. $685,000,000, pursuant to which short-term loans would be made to the Borrower;
     WHEREAS, the Lenders are willing to make such short-term loan facility available to the Borrower on the terms and subject to the conditions and requirements hereinafter set forth;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS; INTERPRETATION.
     Section 1.1. Definitions. Unless otherwise defined herein, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural forms of such terms:
     “Adjusted LIBOR” means, for any Borrowing of Adjusted LIBOR Loans for any Interest Period, a rate per annum determined in accordance with the following formula:

Adjusted LIBOR =	LIBOR Rate for such Interest Period

1.00 - Statutory Reserve Rate
     “Adjusted LIBOR Loan” means a Term Loan, while it bears interest at a rate based on Adjusted LIBOR as provided in Section 2.6(b).
     “Administrative Agent” means Goldman Sachs Credit Partners L.P., acting in its capacity as administrative agent for the Lenders, and any successor Administrative Agent appointed hereunder pursuant to Section 9.7.
     “Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent at Citibank, N.A., ABA No.: 021000089, Account No.: 40717188, Account Name: Goldman Sachs Credit Partners, Ref.: Noble Corporation, Attention: Bank Loan Operations – Philip Green, and such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrower and the Lenders for such purpose.
     “Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.
     “Agreement” means this Short-Term Loan Agreement, as the same may be amended, restated and supplemented from time to time.
     “Applicable Margin” means 0.30% per annum.
     “Arrangement Fee” means an arrangement fee payable to the Administrative Agent for the account of the Lenders as further described in the Commitment Letter.
     “Assignment Agreement” means an agreement in substantially the form of Exhibit 10.10 whereby a Lender conveys part or all of its Loans to another Person that is, or thereupon becomes, a Lender.
     “Base Rate” means for any day the greater of:
          (i) the rate of interest quoted in The Wall Street Journal Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time (which base rate may not be the lowest rate charged by such Lender on loans to any of its customers), with any change in the Base Rate resulting from a change in such quoted rate to be effective on the date of the relevant change; and
          (ii) the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided that (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Administrative Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Administrative Agent, plus (y) a percentage per annum equal to one-half of one percent (0.50%) per annum.
     “Base Rate Loan” means a Term Loan, while it bears interest at the rate specified in Section 2.6(a).
     “Borrower” is defined in the preamble.
     “Borrowing” means the extension of credit made by the Lenders on the Closing Date, including such Borrowing when continued or converted. A Borrowing is “advanced” on the Closing Date, is “continued” (in the case of an Adjusted LIBOR Loan) on the date a new Interest Period commences for such Borrowing, and is “converted” (in the case of Adjusted LIBOR

Loans) when such Borrowing is changed from one Type of Loan to the other, all as requested by the Borrower pursuant to Section 2.3.
     “Borrowing Multiple” means, for any Loan, $100,000.
     “Borrowing Request” has the meaning set forth in Section 2.3(a).
     “Business Day” means any day other than a Saturday or Sunday on which banks are not authorized or required to close in New York, New York and, if the applicable Business Day relates to the advance or continuation of, conversion into, or payment on an Adjusted LIBOR Loan, on which banks are dealing in Dollar deposits in the interbank eurocurrency market in London, England.
     “Capitalized Lease Obligations” means, for any Person, the aggregate amount of such Person’s liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.
     “Closing Date” means the date on which all the conditions precedent set forth in Article 4 shall be satisfied or waived.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commitment” means, relative to any Lender, such Lender’s obligations to make a Term Loan pursuant to Section 2.1, in a principal amount equal to such Lender’s Percentage of the Committed Amount, in each case as in the amounts and percentages set forth opposite its signature hereto or pursuant to Section 10.10.
     “Commitment Letter” means that certain commitment letter dated July 20, 2007 between the Borrower and Goldman Sachs Credit Partners L.P.
     “Committed Amount” means $685,000,000.
     “Compliance Certificate” means a certificate in the form of Exhibit 6.6.
     “Consolidated Net Assets” means, as of any date of determination, an amount equal to the aggregate book value of the assets of the Borrower, its Subsidiaries and, to the extent of the equity interest of the Borrower and its Subsidiaries therein, SPVs at such time, minus the current liabilities of the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP based on the most recent quarterly or annual consolidated financial statements of the Borrower referred to in Section 5.9 or delivered (or publicly filed) as provided in Section 6.6(a), as the case may be.
     “Consolidated Tangible Net Worth” means, as of any date of determination, consolidated shareholders equity of the Borrower and its Subsidiaries determined in accordance with GAAP but excluding the effect on shareholders equity of cumulative foreign exchange translation adjustments, and less the net book amount of all assets of the Borrower and its Subsidiaries that would be classified as intangible assets on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP. For purposes of this definition, SPVs shall be accounted for pursuant to the equity method of accounting.
     “Controlling Affiliate” means, any Person that directly or indirectly through one or more intermediaries controls, or is under common control with, the Borrower (other than Persons controlled by the Borrower). As used in this definition, “control” means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).
     “Credit Documents” means this Agreement, the Notes, the Borrowing Request, the NDC Guaranty and any Subsidiary Guaranties in effect from time to time.
     “Credit Party” means the Borrower and each Guarantor.
     “Currency Rate Protection Agreement” shall mean any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates, regardless of whether such agreements are subject to hedge accounting.
     “Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
     “Dollar” and “U.S. Dollar” and the sign “$” mean lawful money of the United States of America.
     “Dollar Equivalent” means, on any date of determination (i) with respect to any amount in Dollars, such amount, and (ii) with respect to any amount in any currency other than U.S. Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent using the applicable Exchange Rate with respect to such currency at the time in effect or as otherwise expressly provided herein.
     “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law (“Claims”) or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.
     “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to the environment.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Event of Default” means any of the events or circumstances specified in Section 7.1.

     “Exchange Rate” means with respect to any currency at any time, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 A.M. on such day on the applicable page of the Bloomberg Service reporting the exchange rates for such currency. In the event such exchange rate does not appear on the applicable page of such service, the Exchange Rate shall be determined by reference to such other publicly available services for displaying currency exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be determined by the Administrative Agent based on current market spot rates; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be prima facie evidence thereof.
     “Existing Credit Facility” means the credit facility of the Borrower established pursuant to that certain Revolving Credit Agreement dated March 15, 2007 among, inter alia, the Borrower as the borrower thereunder, the lenders from time to time party thereto and Citibank, N.A. as administrative agent thereunder.
     “Fitch” means Fitch, Inc. or any successor thereto.
     “Foreign Plan” means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any foreign Subsidiary of the Borrower which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.
     “GAAP” means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantor” means (a) NDC, unless and until released pursuant to the terms of the NDC Guaranty, and (b) any Subsidiary of the Borrower required to execute and deliver a Subsidiary Guaranty hereunder pursuant to Section 6.11(k), unless and until the relevant Subsidiary Guaranty is released pursuant to Section 6.11(k).
     “Guaranty” by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, in each case primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iii) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iv) otherwise to assure the owner of such Indebtedness of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any Indebtedness shall be deemed to be equal to the amount that would apply if such Indebtedness was the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.
     “Hazardous Material” shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, or any other substance defined as “hazardous” or “toxic” or words with similar meaning and effect under any Environmental Law applicable to the Borrower or any of its Subsidiaries.
     “Highest Lawful Rate” means the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on any Loans, under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether any Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans.
     “Indebtedness” means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money; (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued liabilities arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person, or obligations of such Person arising, whether absolute or contingent, out of drawn letters of credit issued for such Person’s account or pursuant to such Person’s application securing Indebtedness; (iv) obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property’s fair market value; (v) Capitalized Lease Obligations of such Person; (vi) net obligations under Interest Rate Protection Agreements that have been cancelled or otherwise terminated before their scheduled expiration or are otherwise due and payable, and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing obligations of another Person; provided, however, Indebtedness shall exclude Non-recourse Debt. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.
     “Interest Payment Date” means (a) when a Term Loan is a Base Rate Loan, the earlier of (i) its conversion into an Adjusted LIBOR Loan and (ii) the Maturity Date and (b) when a Term Loan is an Adjusted LIBOR Loan, the last day of the Interest Period applicable thereto.
     “Interest Period” means with respect to an Adjusted LIBOR Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one or two months thereafter, in each case as the Borrower may elect, or such other period as is provided in Section 2.3(e). For purposes hereof, the date of a Loan initially shall be the Closing Date and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.
     “Interest Rate Protection Agreement” shall mean any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates, regardless of whether such agreements are subject to hedge accounting.
     “Lender” is defined in the preamble.
     “Lending Office” means the “Lending Office” of such Lender (or an affiliate of such Lender) designated for each Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.
     “LIBOR Rate” means, for any Interest Period for an Adjusted LIBOR Loan, the rate per annum quoted at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period on that page of the Reuters, Telerate or Bloombergs reporting service (as then being used by the Administrative Agent to obtain such interest rate quotes) that displays British Bankers’ Association interest settlement rates for deposits in U.S. Dollars, or if such page or such service shall cease to be available, such other page or other service (as the case may be) for the purpose of displaying British Bankers’ Association interest settlement rates as reasonably determined by the Administrative Agent after consultation with the Borrower as to the use of any such other service. If for any reason any such settlement interest rate for such Interest Period is not available through any such interest rate reporting service, then the “LIBOR Rate” with respect to such Adjusted LIBOR Loan will be the rate at which the Administrative Agent is offered deposits for U.S. Dollars for a period approximately equal to such Interest Period in the London interbank market at 10:00 A.M. (New York time) two Business Days before the first day of such Interest Period.

     “Lien” means any interest in any property or asset in favor of a Person other than the owner of such property or asset and securing an obligation owed to, or a claim by, such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.
     “Loan” means (i) a Base Rate Loan or (ii) an Adjusted LIBOR Loan, as the case may be, and “Loans” means two or more of any such Loans.
     “Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations or condition of the Borrower and its Subsidiaries taken as a whole, or (ii) the Credit Parties’ ability, taken as a whole, to perform any of their payment obligations under the Agreement or the Notes or under any other Credit Document to which any of them is a party.
     “Maturity Date” means the earlier of (i) September 27, 2007 and (ii) the date on which the Loans have become due and payable pursuant to Section 7.2 or 7.3.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
     “NDC” means Noble Drilling Corporation, a Delaware corporation.
     “NDC Guaranty” means a guaranty of NDC in substantially the form of Exhibit 1.1.
     “NICAS” means Noble Investment Capital AS, a wholly-owned subsidiary of the Borrower organized under the laws of Norway.
     “NICAS Liquidation” means the liquidation of NICAS into the Borrower in accordance with applicable laws.
     “Non-recourse Debt” means with respect to any Person (i) obligations of such Person against which the obligee has no recourse to such Person except as to certain named or described present or future assets or interests of such Person, and (ii) the obligations of SPVs to the extent the obligee thereof has no recourse to the Borrower or any of its Subsidiaries, except as to certain specified present or future assets or interests of SPVs.
     “Note” has the meaning ascribed to such term in Section 2.8(e).
     “Obligations” means all obligations of the Credit Parties to pay fees, costs and expenses hereunder, to pay principal or interest on Loans and to pay any other obligations to the Administrative Agent, or any Lender arising under any Credit Document.
     “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.
     “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

     “Percentage” means, for each Lender, the percentage of the Committed Amount represented by such Lender’s Commitment.
     “Performance Guaranties” means all Guaranties of performance (and not financial Guaranties) of the Borrower or any of its Subsidiaries delivered in connection with the construction, operation, ownership or financing of drill ships, offshore mobile drilling units or offshore drilling rigs.
     “Performance Letters of Credit” means all letters of credit for the account of the Borrower, any Subsidiary or a SPV issued as support for Non-recourse Debt or a Performance Guaranty.
     “Permitted Business” has the meaning ascribed to such term in Section 6.8.
     “Permitted Liens” means the Liens permitted as described in Section 6.10.
     “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.
     “Plan” means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.
     “Refinancing” means repayment by the Borrower of the intercompany loan made by NICAS to the Borrower on April 10, 2006 in an aggregate principal amount of $640,196,656 plus accrued and unpaid interest thereon as of the Closing Date.
     “Required Lenders” means, Lenders having Term Credit Exposures representing more than 50% of the sum of the total Term Credit Exposures of all Lenders at such time.
     “Sale-Leaseback Transaction” means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.
     “S&P” means Standard & Poor’s Ratings Group or any successor thereto.
     “Senior NDC Notes” means (a) the 6.95% Senior Notes due 2009 in the original principal amount of $150,000,000 issued by NDC, (b) the 7.50% Senior Notes due 2019 in the original principal amount of $250,000,000 issued by NDC, (c) any refinancings, extensions, renewals or replacements of such Indebtedness issued by NDC and (d) prior to the termination of the NDC Guaranty, any other senior unsecured notes or senior subordinated notes issued or assumed by NDC.

     “Significant Subsidiary” has the meaning ascribed to it under Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.
     “SPV” means any Person that is designated by the Borrower as a special purpose vehicle, provided that the Borrower shall not designate as a SPV any Subsidiary that owns, directly or indirectly, any other Subsidiary that has total assets (including assets of any Subsidiaries of such other Subsidiary, but excluding any assets that would be eliminated in consolidation with the Borrower and its Subsidiaries) which equates to at least five percent (5%) of the Borrower’s Total Assets, or that had net income (including net income of any Subsidiaries of such other Subsidiary, all before discontinued operations and income or loss resulting from extraordinary items, but excluding revenues and expenses that would be eliminated in consolidation with the Borrower and its Subsidiaries and excluding any loss or gain resulting from the early extinguishment of Indebtedness) during the most recently completed fiscal year of the Borrower in excess of the greater of (i) $1,000,000, and (ii) fifteen percent (15%) of the net income (before discontinued operations and income or loss resulting from extraordinary items and excluding any loss or gain resulting from the early extinguishment of Indebtedness) for the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP during such fiscal year of the Borrower. The Borrower may elect to treat any Subsidiary as a SPV (provided such Subsidiary would otherwise qualify as such), and may rescind any such prior election, by giving written notice thereof to the Administrative Agent specifying the name of such Subsidiary or SPV, as the case may be, and the effective date of such election, which shall be a date within sixty (60) days after the date such notice is given. The election to treat a particular Person as a SPV may only be made once.
     “Statutory Reserve Rate” means, with respect to any currency, the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors of the Federal Reserve System. Adjusted LIBOR Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for pro-ration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Subsidiary” means, for any Person, any other Person (other than, except in the context of Sections 5.9 and 6.6(a), a SPV) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, managers or similar governing body of such other Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by such former Person or by one or more of its Subsidiaries.

     “Subsidiary Debt Basket Amount” has the meaning ascribed to such term in Section 6.11(j).
     “Subsidiary Guaranty” means any Guaranty of any Subsidiary delivered pursuant to Section 6.11(k).
     “Taxes” has the meaning set forth in Section 5.11.
     “Term Credit Exposure” means, with respect to any Lender at any time, the sum at such time, without duplication, of such Lender’s applicable Percentage of the principal amounts of the outstanding Term Loans.
     “Term Loan” has the meaning set forth in Section 2.1.
     “Total Assets” means, as of any date of determination, the aggregate book value of the assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date.
     “Transactions” means each of the transactions contemplated by this Agreement and the other Credit Documents, including the Refinancing, the NICAS Liquidation and the use of proceeds of the NICAS Liquidation.
     “Type”, when used in reference to any Term Loan or Borrowing, refers to whether the rate of interest on such Term Loan, or on the Term Loans comprising such Borrowing, is determined by reference to Adjusted LIBOR or the Base Rate.
     “Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.
     Section 1.2. Time of Day. Unless otherwise expressly provided, all references to time of day in this Agreement and the other Credit Documents shall be references to New York, New York time.
     Section 1.3. Accounting Terms; GAAP. Except as otherwise expressly provided herein, and subject to the provisions of Section 10.20, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.
ARTICLE 2
THE CREDIT FACILITIES.
     Section 2.1. Commitments for Term Loans. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make a term loan (collectively, the “Term

“Loans”) to the Borrower in Dollars and in a single draw on the Closing Date in an aggregate principal amount not to exceed an amount equal to its Commitment. Each Lender’s Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Commitment on such date. Term Loans may be repaid, in whole or in part, but once so repaid, all or any portion of the principal amounts thereof may not be reborrowed.
     Section 2.2. Types of Term Loans and Minimum Borrowing Amounts. The Term Loans may be outstanding as either Base Rate Loans or Adjusted LIBOR Loans, as selected by the Borrower pursuant to Section 2.3.
     Section 2.3. Manner of Borrowings; Continuations and Conversions of Borrowings.
          (a) Notice of Term Loan Borrowings. The Borrower shall have given notice to the Administrative Agent by no later than (i) 5:00 P.M. at least two (2) Business Days prior to the Closing Date, if the Borrower requested the Lenders to advance Adjusted LIBOR Loans, and (ii) 5:00 P.M. at least one (1) Business Day prior to the Closing Date if the Borrower requested the Lenders to advance Base Rate Loans, in each case pursuant to a duly completed Borrowing Request substantially in the form of Exhibit 2.3 (each a “Borrowing Request") executed by the Borrower.
          (b) Notice of Continuation or Conversion of Outstanding Borrowings. The Borrower may from time to time elect to change or continue the type of interest rate borne by the Borrowing as follows: (i) if the Borrowing is of Adjusted LIBOR Loans, the Borrower may continue such Borrowing as Adjusted LIBOR Loans for an Interest Period specified by the Borrower or convert all or part of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.11; and (ii) if the Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into Adjusted LIBOR Loans for an Interest Period specified by the Borrower on any Business Day, in each case pursuant to notices of continuation or conversion as set forth below. Notices of the continuation of Adjusted LIBOR Loans for an additional Interest Period or of the conversion of Adjusted LIBOR Loans into Base Rate Loans or of Base Rate Loans into Adjusted LIBOR Loans must be given by no later than 12:00 P.M. at least three (3) Business Days before the date of the requested continuation or conversion.
          (c) Manner of Notice. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing pursuant to this Section 2.3 by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, whether such Borrowing is to be advanced, continued, or converted, the Type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Adjusted LIBOR Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or facsimile notice given by any Person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.
          (d) Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telex or facsimile notice to each Lender of any notice received pursuant to this Section 2.3 relating to the Borrowing. The Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of Adjusted LIBOR Loans (but, if such notice is given by telephone, the Administrative Agent shall confirm such rate in writing) promptly after the Administrative Agent has made such determination.
          (e) Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to Section 2.3(b) of the continuation or conversion of any outstanding principal amount of a Borrowing of Adjusted LIBOR Loans, and has not notified the Administrative Agent by 12:00 P.M. at least three (3) Business Days before the last day of the Interest Period for any Borrowing of Adjusted LIBOR Loans, that it intends to repay such Borrowing, the Borrower shall be deemed to have requested the continuation of such Borrowing as Adjusted LIBOR Loans with an Interest Period of one week. Upon the occurrence and during the continuance of any Event of Default, and upon notice thereof from the Administrative Agent to the Borrower, any Adjusted LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan.
          (f) Conversion. If the Borrower shall elect to convert the Borrowing pursuant to this Section 2.3 from one Type of Loan to the other only in part, then, from and after the date on which such conversion shall be effective, the Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence) be deemed to instead constitute two Borrowings (each originally advanced on the Closing Date), one comprised of (subject to subsequent conversion in accordance with this Agreement) Adjusted LIBOR Loans in an aggregate principal amount equal to the portion of the Borrowing so elected by the Borrower to be comprised of Adjusted LIBOR Loans and the second comprised of (subject to subsequent conversion in accordance with this Agreement) Base Rate Loans in an aggregate principal amount equal to the portion of the Borrowing so elected by the Borrower to be comprised of Base Rate Loans. This Section 2.3(f) shall be applied appropriately in the event that the Borrower shall make the elections described in the preceding sentence at the same time with respect to the Borrowing.
     Section 2.4. Interest Periods. As provided in Section 2.3, at the time of each request for a Borrowing of Adjusted LIBOR Loans, or for the continuation or conversion of any Borrowing of Adjusted LIBOR Loans, the Borrower shall select the Interest Period(s) to be applicable to such Loans from among the available options, subject to the limitations in Section 2.3; provided, however, that:
          (i) the Borrower may not select an Interest Period that extends beyond the Maturity Date (and for the avoidance of doubt, the deemed request by the Borrower to continue the Borrowing as Adjusted LIBOR Loans with an Interest Period of one week pursuant to Section 2.3(e) hereof shall not be deemed to be a selection of an Interest Period that extends beyond the Maturity Date);

          (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) in the case of Adjusted LIBOR Loans only, reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and
          (iii) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last Business Day of a calendar month, then in the case of Adjusted LIBOR Loans only, such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.
     Section 2.5. Disbursement of Loans. Not later than 12:00 P.M. with respect to Adjusted LIBOR Loans, and 2:00 P.M. with respect to Base Rate Loans, on the Closing Date, each Lender, subject to all other provisions hereof, shall make available for the account of its applicable Lending Office its Term Loan comprising its portion of the Borrowing in funds immediately available for the benefit of the Administrative Agent in the Administrative Agent’s Account and according to the payment instructions of the Administrative Agent. The Administrative Agent shall, subject to all other provisions hereof, promptly make the proceeds of the Borrowing available in immediately available funds to the Borrower (or as directed in writing by the Borrower) on the Closing Date. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of the Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of the Borrowing.
     Section 2.6. Applicable Interest Rates.
          (a) Base Rate Loans. Any Base Rate Loan shall bear interest (computed on the basis of a 365-day year or 366-day year, as the case may be, and actual days elapsed including the first day but excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to an Adjusted LIBOR Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Base Rate from time to time in effect. The Borrower agrees to pay such interest on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise).
          (b) Adjusted LIBOR Loans. Any Adjusted LIBOR Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed including the first day but excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or, in the case of Adjusted LIBOR Loans, conversion to Base Rate Loans at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of Adjusted LIBOR plus the Applicable Margin. The Borrower agrees to pay such interest on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or, in the case of Adjusted LIBOR Loans, conversion to Base Rate Loans.

          (c) [Reserved].
          (d) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder insofar as such interest rate involves a determination of Base Rate, Adjusted LIBOR or LIBOR Rate, or any applicable default rate pursuant to Section 2.7, and such determination shall be conclusive and binding except in the case of the Administrative Agent’s manifest error or willful misconduct. The Administrative Agent shall promptly give notice to the Borrower and each Lender of each determination of Adjusted LIBOR, with respect to each Adjusted LIBOR Loan.
     Section 2.7. Default Rate. If any payment of principal on any Loan is not made when due after the expiration of the grace period therefor provided in Section 7.1(a) (whether by acceleration or otherwise), such past due Loan shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) after any such grace period expires until such principal then due is paid in full, which the Borrower agrees to pay on demand, at a rate per annum equal to:
          (a) for any Base Rate Loan, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at the time such payment was due); and
          (b) for any Adjusted LIBOR Loan, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at the time such payment was due).
          It is the intention of the Administrative Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or any Loan or other Obligation would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Loans; and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to such Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Loans.

     Section 2.8. Repayment of Loans; Evidence of Debt.
          (a) Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, on the Maturity Date, the unpaid amount of the Term Loans to the Borrower then outstanding.
          (b) Record of Loans by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made to the Borrower by such Lender, including the amounts of principal and accrued interest payable and paid to such Lender from time to time hereunder.
          (c) Record of Loans by Administrative Agent. The Administrative Agent, acting as a non-fiduciary agent of the Borrower for this purpose, shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or accrued interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) Evidence of Obligations. The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
          (e) Notes. The Term Loans outstanding to the Borrower from each Lender shall, at the written request of such Lender, be evidenced by a promissory note of the Borrower payable to such Lender in the form of Exhibit 2.8 (each a “Note”). The Borrower agrees to execute and deliver to the Administrative Agent, for the benefit of each Lender requesting a promissory note as aforesaid, an original of each such promissory note, appropriately completed, to evidence the respective Loans made by such Lender to the Borrower hereunder, within ten (10) Business Days after the Borrower receives a written request therefor.
          (f) Recording of Loans and Payments on Notes. Each holder of a Note shall record on its books and records or on a schedule to its appropriate Note (and prior to any transfer of its Notes shall endorse thereon or on schedules forming a part thereof appropriate notations to evidence) the amount of each Loan outstanding from it to the maker thereof, all payments of principal and interest and the principal balance from time to time outstanding thereon, the Type of such Loan and, if an Adjusted LIBOR Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to the Borrower hereunder together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.
     Section 2.9. Optional Prepayments. The Borrower shall have the privilege of prepaying any Base Rate Loans without premium or penalty at any time in whole or at any time and from time to time in part (but, if in part, then in an amount which is equal to or greater than $1,000,000); provided, however, that the Borrower shall have given notice of such prepayment to the Administrative Agent no later than 12:00 P.M. on the date of such prepayment. The Borrower shall have the privilege of prepaying any Adjusted LIBOR Loans (a) without premium or penalty in whole or in part (but, if in part, then in an amount which is equal to or greater than $5,000,000 and in an integral multiple of the Borrowing Multiple or such smaller amount as needed to prepay a particular Borrowing in full) only on the last Business Day of an Interest Period for such Loan, and (b) at any other time without premium or penalty except for the breakage fees and funding losses that are required to be paid pursuant to Section 2.11; provided, however, that the Borrower shall have given notice of such prepayment to the Administrative Agent no later than 12:00 P.M. at least one (1) Business Days before the last Business Day of such Interest Period or the proposed prepayment date (or such shorter period as may be agreed by the Administrative Agent in its sole discretion). Any such prepayments shall be made by the payment of the principal amount to be prepaid and accrued and unpaid interest thereon to the date of such prepayment. Optional prepayments shall be applied ratably to the Loans of each Lender.
     Section 2.10. Mandatory Prepayments of Loans.
          (a) Within two (2) Business Days after the Borrower shall receive any payment in connection with the consummation of the NICAS Liquidation, the Borrower shall prepay, without premium or penalty except for the breakage fees and funding losses that are required to be paid pursuant to Section 2.11, the Term Loans in full and apply the entire net cash proceeds of the NICAS Liquidation to such prepayment. In the event that such net proceeds are not sufficient to make such prepayment in full or are not available to the Borrower, the Borrower shall remain obligated to make such prepayment of the Term Loans in full on such Business Day.
          (b) Immediately upon determining the need to make any prepayment pursuant to clause (a), the Borrower shall notify the Administrative Agent of such required prepayment. Any mandatory prepayment of Term Loans pursuant to this Section 2.10 shall not be limited by the notice provision for prepayments set forth in Section 2.9. Each prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Term Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.11.
     Section 2.11. Breakage Fees. If any Lender incurs any loss, cost or expense (excluding loss of anticipated profits and other indirect or consequential damages) by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Adjusted LIBOR Loan as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

          (a) any payment, prepayment or conversion of any such Loan on a date other than the last day of its Interest Period (whether by acceleration, mandatory prepayment or otherwise);
          (b) any failure to make a principal payment of any such Loan on the due date therefor; or
          (c) any failure by the Borrower to borrow, continue or prepay, or convert to, any such Loan on the date specified in a notice given pursuant to Section 2.3 (other than by reason of a default of such Lender), then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) no later than ninety (90) days after the event giving rise to the claim for compensation, and the amounts shown on such certificate shall be prima facie evidence of such Lender’s entitlement thereto. Within ten (10) days of receipt of such certificate, the Borrower shall pay directly to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein, unless such Lender has failed to timely give notice to the Borrower of such claim for compensation as provided herein, in which event the Borrower shall not have any obligation to pay such claim.
ARTICLE 3
FEES AND PAYMENTS.
     Section 3.1. [Reserved].
     Section 3.2. Place and Application of Payments.
          (a) All payments of principal of and interest on the Loans and all fees and other amounts payable by any Credit Party under the Credit Documents shall be made free and clear of any set-off, counterclaim or defense by such Credit Party to the Administrative Agent, for the benefit of the Lenders entitled to such payments, in immediately available funds on the due date thereof no later than 2:00 P.M. in the Administrative Agent’s Account or such other location as the Administrative Agent may designate in writing to the Borrower. Any payments received by the Administrative Agent from any Credit Party after the time specified in the preceding sentence shall be deemed to have been received on the next Business Day. The Administrative Agent will, on the same day each payment is received or deemed to have been received in accordance with this Section 3.2, cause to be distributed like funds in like currency to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender.
          (b) If any payment received by the Administrative Agent under any Credit Document is insufficient to pay in full all amounts then due and payable to the Administrative

Agent and the Lenders under the Credit Documents, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order set forth in Section 7.7. In calculating the amount of Obligations owing to each Lender other than for principal and interest on Loans and fees under Section 3.1, the Administrative Agent shall only be required to include such other Obligations that Lenders have certified to the Administrative Agent in writing are due to such Lenders.
     Section 3.3. Withholding Taxes.
          (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 3.3(b), each payment by or on behalf of the Borrower to any Lender or the Administrative Agent under or in connection with this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes. If any such withholding is so required, the Borrower shall make the withholding and pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon. Moreover, in the case of any such present or future taxes imposed by or within the jurisdiction in which the Borrower is incorporated, any jurisdiction from which the Borrower makes any payment under this Agreement or any other Credit Document, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender and the Administrative Agent, the following taxes:
          (i) taxes imposed on, based upon, or measured by such Lender’s or the Administrative Agent’s net income, profits, gains, overall revenues or receipts, and branch profits, franchise and similar taxes imposed on it;
          (ii) taxes imposed on such Lender or the Administrative Agent as a result of a present or former connection between the taxing jurisdiction and such Lender or Administrative Agent, or any owner or affiliate thereof, as the case may be, other than a connection resulting solely from the transactions contemplated by this Agreement;
          (iii) taxes imposed as a result of the transfer by such Lender or Administrative Agent of its interest in this Agreement or any other Credit Document or a designation by such Lender or the Administrative Agent (other than pursuant to Section 8.3(c)) of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of such Lender’s or the Administrative Agent’s interest in this Agreement or any other Credit Document or designation of a new Lending Office);
          (iv) taxes imposed by the United States of America (or any political subdivision thereof or tax authority therein) upon a Lender or Administrative Agent organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed as a result of any change in applicable law, regulation or treaty (other than any addition of or change in any “anti-treaty shopping,” “limitation of benefits,” or similar provision applicable to a treaty) after the date hereof, in the case of each Lender or Administrative Agent originally a party hereto or, in the case of any Purchasing Lender (as defined in Section 10.10(b)) or Administrative Agent, after the date on which it becomes a Lender or Administrative Agent, as the case may be; or

          (v) taxes which would not have been imposed but for (a) the failure of such Lender or the Administrative Agent, as the case may be, to provide on a timely basis (I) the applicable forms prescribed by the Internal Revenue Service, as required pursuant to Section 3.3(b) (unless excused pursuant to Section 3.3(c)), or (II) any other form, certification, documentation or proof which is reasonably requested by the Borrower and which can be lawfully delivered by such Lender, or (b) a determination by a taxing authority or a court of competent jurisdiction that a form, certification, documentation or other proof provided by such Lender or the Administrative Agent to establish an exemption from such tax, assessment or other governmental charge is false or not properly completed;
(all such present or future taxes, excluding only the taxes described in the preceding clauses (i) through (v), being hereinafter referred to as “Indemnified Taxes”), the Borrower shall forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that such Lender or the Administrative Agent (as the case may be) would have received had withholding of any Indemnified Taxes not been made. If the Borrower pays any Indemnified Taxes, or any penalties or interest in connection therewith, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other evidence of payment if such tax receipts have not yet been received by the Borrower (with such tax receipts to be delivered within fifteen (15) days after being actually received), to the Lender or the Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) within fifteen (15) days of such payment. If the Administrative Agent or any Lender pays any Indemnified Taxes which the Borrower has failed to withhold or pay to the appropriate Governmental Authority, or any penalties or interest in connection therewith, the Borrower shall reimburse the Administrative Agent or that Lender for the payment in the currency in which such payment was made within thirty (30) days after the receipt of written demand therefor. Such Lender or the Administrative Agent shall make written demand on the Borrower for reimbursement hereunder no later than ninety (90) days after the earlier of (i) the date on which such Lender or the Administrative Agent makes payment of the Indemnified Taxes, penalties and interest, and (ii) the date on which the relevant taxing authority or other Governmental Authority makes written demand upon such Lender or the Administrative Agent for payment of the Indemnified Taxes, penalties and interest. Any such demand shall describe in reasonable detail such Indemnified Taxes, penalties or interest, including the amount thereof if then known to such Lender or the Administrative Agent, as the case may be. In the event that such Lender or the Administrative Agent fails to give the Borrower timely notice as provided herein, the Borrower shall not have any obligation to pay such claim for reimbursement. In the event that any taxing authority notifies the Borrower that it has improperly failed to withhold any taxes (other than Indemnified Taxes) from a payment to any Lender or the Administrative Agent under this Agreement or any other Credit Document, the Borrower shall timely and fully pay such taxes to such taxing authority and such Lender or Administrative Agent, as the case may be, shall pay the amount of such taxes to the Borrower within thirty (30) days after the receipt of written demand therefor. If the Borrower is or will be required to pay an additional amount to a Lender or the Administrative Agent pursuant to this Section 3.3(a), then such payee shall use reasonable efforts to take requested measures (including, without limitation, changing the jurisdiction of its

Lending Office) so as to reduce or eliminate any such amounts which may thereafter accrue, if such change would not otherwise be materially disadvantageous to such payee.
          (b) U.S. Withholding Tax Exemptions. Upon the written request of the Borrower or the Administrative Agent, each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent, promptly after such request, two duly completed and signed copies of either Form W-8BEN or any successor form (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form W-8ECI or any successor form (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the United States Internal Revenue Service, and any other form of the United States Internal Revenue Service reasonably necessary to accomplish exemption from withholding obligations or to facilitate the Administrative Agent’s performance under this Agreement. Thereafter and from time to time, each such Lender shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person and is exempt from information reporting under Section 6049 of the Code and backup withholding under Section 3406 of the Code.
          (c) Inability of Lender to Submit Forms. If any Lender determines in good faith, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that (i) it is unable to submit to the Borrower or Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 3.3, (ii) it is required to withdraw or cancel any such form or certificate previously submitted, or (iii) any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact, and such Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.
          (d) Refund of Taxes. If any Lender or the Administrative Agent receives a refund or credit of any Indemnified Tax or any tax referred to in Section 10.3 with respect to which the Borrower has paid any amount pursuant to this Section 3.3 or Section 10.3, such Lender or the Administrative Agent shall pay the amount of such refund or credit (including any interest received with respect thereto) to the Borrower within fifteen (15) days after receipt thereof. A Lender or the Administrative Agent shall provide, at the sole cost and expense of the Borrower, such assistance as the Borrower may reasonably request in order to obtain such a refund or credit; provided, however, that none of the Administrative Agent or any Lender shall in any event be required to disclose any information to the Borrower with respect to the overall tax position (or any other information relating to taxes that such Person reasonably determines to be confidential) of the Administrative Agent or such Lender.

ARTICLE 4
CONDITIONS PRECEDENT.
     Section 4.1. Borrowing. The obligation of each Lender to advance its Term Loan hereunder on the Closing Date is subject to satisfaction of the following conditions precedent:
          (a) The Administrative Agent shall have received duly executed signature pages to this Agreement (including by facsimile or other electronic means), the duly executed NDC Guaranty, and the following all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient number of signed counterparts as requested by the Administrative Agent:
          (i) Certificates of Officers of the Borrower. Certificates of the Secretary or an Assistant Secretary of the Borrower containing specimen signatures of the persons authorized to execute Credit Documents to which the Borrower is a party on the Borrower’s behalf or any other documents provided for herein or therein, together with (x) copies of resolutions of the Board of Directors or other appropriate body of the Borrower authorizing the execution and delivery of the Credit Documents to which the Borrower is a party, (y) copies of the Borrower’s memorandum of association and articles of association and other publicly filed organizational documents in its jurisdiction of incorporation and bylaws and other governing documents, if any, and (z) a certificate of incorporation and a certificate of good standing from the appropriate governing agency of the Borrower’s jurisdiction of incorporation;
          (ii) Certificates of Officers of NDC. Certificates of the Secretary or an Assistant Secretary of NDC containing specimen signatures of the persons authorized to execute Credit Documents to which NDC is a party on NDC’s behalf or any other documents provided for herein or therein, together with (x) copies of resolutions of the Board of Directors or other appropriate body of NDC authorizing the execution and delivery of the Credit Documents to which NDC is a party, (y) copies of NDC’s memorandum of association and articles of association and other publicly filed organizational documents in its jurisdiction of incorporation and bylaws and other governing documents, if any, and (z) a certificate of incorporation and a certificate of good standing from the appropriate governing agency of NDC’s jurisdiction of incorporation;
          (iii) Regulatory Filings and Approvals. Copies of all necessary governmental and third party approvals, registrations, and filings in respect of the transactions contemplated by this Agreement;
          (iv) Opinions of Counsel. The opinions of (x) Thompson & Knight LLP, counsel for the Borrower, in the form of Exhibit 4.1A, and (y) Maples and Calder, Cayman Islands counsel for the Borrower, in the form of Exhibit 4.1B;
          (v) Closing Certificate. Certificate of the President or a Vice President of the Borrower as to the satisfaction of all conditions set forth in Section 4.1(b) and (c)

and certifying the ratings by S&P, Fitch and Moody’s, as of the Closing Date, of the Borrower’s non-credit enhanced senior unsecured long-term debt;
          (vi) Borrowing Request. The Administrative Agent shall have received a Borrowing Request with respect to the Borrowing to occur on the Closing Date as required by the first sentence of Section 2.3(a); and
          (vii) Process Agent. An acknowledgment from CT Corporation with respect to its irrevocable appointment by the Credit Parties pursuant to Section 10.14.
          (b) Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the other Credit Documents shall be true and correct in all material respects as of the Closing Date, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;
          (c) No Default or Event of Default shall have occurred and be continuing on the Closing Date either prior to or immediately after giving effect to the funding of the Term Loans; and
          (d) Payment of the Arrangement Fee and all other fees and all expenses incurred through the Closing Date then due and owing to the Administrative Agent and the Lenders pursuant to this Agreement and as otherwise agreed in writing by the Borrower.
          (e) Regulations U and X. The Loans to be made to the Borrower shall not result in the Borrower or any Lender being in non-compliance with or in violation of Regulation U or X of the Board of Governors of the Federal Reserve System.
The delivery of a Borrowing Request shall constitute a representation and warranty by the Borrower of the correctness, as of the Closing Date, of the matters specified in clause (b) and (c) above.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES.
     The Borrower represents and warrants to each Lender and the Administrative Agent as follows, in each case on and as of the Closing Date and immediately after giving effect to the making of the Term Loans:
     Section 5.1. Corporate Organization. The Borrower and each of its Significant Subsidiaries: (i) is duly organized and existing in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary organizational power and authority to own the property and assets it uses in its business and otherwise to carry on its present business; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or to be in good standing, as the case may be, would not have a Material Adverse Effect.

     Section 5.2. Power and Authority; Validity. Each of the Credit Parties has the organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary company or other action to authorize the execution, delivery and performance of such Credit Documents. Each of the Credit Parties has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party which is a party thereto enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles.
     Section 5.3. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation by it of the Transactions, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality (including, without limitation, with respect to Taxes), (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries under, the terms of any material contractual obligation (including, without limitation, the Existing Credit Facility and the Senior NDC Notes) to which such Credit Party or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound or to which they may be subject, or (iii) violate or conflict with any provision of the memorandum of association and articles of association, charter, articles or certificate of incorporation, partnership or limited liability company agreement, by-laws, or other applicable governance documents of such Credit Party or any of its Subsidiaries.
     Section 5.4. Litigation. There are no actions, suits, proceedings or counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that are reasonably likely to have a Material Adverse Effect.
     Section 5.5. Use of Proceeds; Margin Regulations.
          (a) Use of Proceeds. The proceeds of the Loans shall only be used to consummate the Refinancing and towards the payment of fees and expenses incurred in connection therewith.
          (b) Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of the Loans will be used for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System. After application of the proceeds of the Loans, and any acquisitions permitted hereunder, less than 25% of the assets of each of the Borrower and its Subsidiaries consists of “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).
     Section 5.6. Investment Company Act. Neither the Borrower nor any of its

Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
     Section 5.7. Existing Credit Facility. No default or event of default (as such terms are defined in the Existing Credit Facility) has occurred and is continuing under the Existing Credit Facility.
     Section 5.8. True and Complete Disclosure. All factual information (taken as a whole) furnished by the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender in connection with any Credit Document or any transaction contemplated therein did not, as of the date such information was furnished (or, if such information expressly related to a specific date, as of such specific date), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (taken as a whole), in light of the circumstances under which such information was furnished, not misleading, except for such statements, if any, as have been updated, corrected, supplemented, superseded or modified pursuant to a written correction or supplement furnished to the Lenders prior to the date of this Agreement.
     Section 5.9. Financial Statements. The financial statements heretofore delivered to the Administrative Agent for the Borrower’s fiscal year ending December 31, 2006 and for the fiscal quarter ending March 31, 2007 have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with the Borrower’s financial statements for the previous fiscal year. Such financial statements fairly present in all material respects on a consolidated basis the financial position of the Borrower and its Subsidiaries as of the dates thereof, and the results of operations for the periods indicated, subject in the case of interim financial statements, to normal year-end audit adjustments and omission of certain footnotes (as permitted by the SEC). The Borrower and its Subsidiaries, considered as a whole, have no material contingent liabilities or material Indebtedness required under GAAP to be disclosed in a consolidated balance sheet of the Borrower that were not included in the financial statements referred to in this Section 5.9 or disclosed in the notes thereto or in writing to the Administrative Agent (with a written request to the Administrative Agent to distribute such disclosure to the Lenders).
     Section 5.10. No Material Adverse Effect. There has occurred no event or effect that has had or could reasonably be expected to have a Material Adverse Effect.
     Section 5.11. Taxes. The Borrower and its Subsidiaries have filed all required United States federal income tax returns, and all other material tax returns required to be filed, whether in the United States or in any foreign jurisdiction, and have paid all governmental taxes, rates, assessments, fees, withholdings, deductions, charges and levies (collectively, “Taxes”) shown to be due and payable on such returns or on any assessments made against the Borrower and its Subsidiaries or any of their properties (other than any such assessments, fees, charges or levies that are not more than ninety (90) days past due, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP, or which the failure to pay or delay in filing could not reasonably be expected to have a Material Adverse Effect).

     Section 5.12. Consents. All consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to have been obtained or made by any of the Credit Parties in order to execute, deliver and perform the Credit Documents to which it is a party and with respect to the Borrower, in order to obtain the Loans hereunder, have been or will have been obtained or made and are or will be in full force and effect.
     Section 5.13. Insurance. The Borrower and its Significant Subsidiaries currently maintain in effect, with responsible insurance companies, insurance against any loss or damage to all insurable property and assets owned by it, which insurance is of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (subject to self-insured retentions and deductibles), and insurance with respect to employers’ and public and product liability risks (subject to self-insured retentions and deductibles); provided that the Borrower or any Significant Subsidiary may self-insure to the extent and in the manner normal for companies of like size, type and financial condition.
     Section 5.14. Intellectual Property. The Borrower and its Subsidiaries own or hold valid licenses to use all the patents, trademarks, permits, service marks, and trade names that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted, except where the failure to own, or hold valid licenses to use, such patents, trademarks, permits, service marks, and trade names could not reasonably be expected to have a Material Adverse Effect.
     Section 5.15. Ownership of Property. The Borrower and its Subsidiaries have good title to or a valid leasehold interest in all of their real property and good title to, or a valid leasehold interest in, all of their other property, subject to no Liens except Permitted Liens, except where the failure to have such title or leasehold interest in such property could not reasonably be expected to have a Material Adverse Effect.
     Section 5.16. Existing Indebtedness. Schedule 5.16 contains a complete and accurate list of all Indebtedness outstanding as of the Closing Date, with respect to the Borrower and its Subsidiaries, in each case in a principal amount of $20,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $20,000,000) or more (other than the Obligations hereunder and Indebtedness permitted by Section 6.11), in each case showing the aggregate principal amount thereof, the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness, and the scheduled payments of such Indebtedness.
     Section 5.17. Existing Liens. Schedule 5.17 contains a complete and accurate list of all Liens outstanding as of the Closing Date, with respect to the Borrower and its Subsidiaries where the Indebtedness or other obligations secured by such Lien is in a principal amount of $20,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $20,000,000) or more (other than the Liens permitted by Section 6.10), in each case showing the name of the Person whose assets are subject to such Lien, the aggregate principal amount of the Indebtedness secured thereby, and a description of the Agreements or other instruments creating, granting, or otherwise giving rise to such Lien.

ARTICLE 6
COVENANTS.
     The Borrower covenants and agrees that, so long as any Loan, Note or Commitment is outstanding hereunder, or any other Obligation is due and payable hereunder:
     Section 6.1. Corporate Existence. Each of the Borrower and its Significant Subsidiaries will preserve and maintain its organizational existence, except (i) for the dissolution of any Significant Subsidiaries (other than NDC, unless and until released pursuant to the terms of the NDC Guaranty) whose assets are transferred to the Borrower or any of its Subsidiaries, (ii) where the failure to preserve, renew or keep in full force and effect the existence of any Subsidiary (other than NDC, unless and until released pursuant to the terms of the NDC Guaranty) could not reasonably be expected to have a Material Adverse Effect, or (iii) as otherwise expressly permitted in this Agreement.
     Section 6.2. Maintenance. Each of the Borrower and its Significant Subsidiaries will maintain, preserve and keep its properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such properties and equipment are reasonably preserved and maintained, in each case with such exceptions as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.2 shall prevent the Borrower or any Significant Subsidiary from discontinuing the operation or maintenance of any such properties or equipment if such discontinuance is, in the judgment of the Borrower or any Significant Subsidiary, as applicable, desirable in the conduct of its business.
     Section 6.3. Taxes. Each of the Borrower and its Subsidiaries will duly pay and discharge all Taxes upon or against it or its properties and all other obligations (including, without limitation, ERISA obligations) within ninety (90) days after becoming due (in the case of Taxes) or, if later, prior to the date on which penalties are imposed for such unpaid Taxes, unless and to the extent that (i) the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP, or (ii) the failure to effect such payment or discharge or any delay in filing could not reasonably be expected to have a Material Adverse Effect.
     Section 6.4. ERISA. Each of the Borrower and its Subsidiaries will timely pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower or any Significant Subsidiary and will promptly notify the Administrative Agent upon an officer of the Borrower becoming aware thereof, of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a multi-employer plan, as defined in ERISA), so long as the event thereunder could reasonably be expected to have a Material Adverse Effect, other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) the

Borrower’s or any of its Subsidiaries’ intention to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA, unless such termination or withdrawal could not reasonably be expected to have a Material Adverse Effect; and (iv) the receipt by the Borrower or its Subsidiaries of notice of the occurrence of any event that could reasonably be expected to result in the incurrence of any liability (other than for benefits), fine or penalty to the Borrower and/or to the Borrower’s Subsidiaries, or any plan amendment that could reasonably be expected to increase the contingent liability of the Borrower and its Subsidiaries, taken as a whole, in either case in connection with any post-retirement benefit under a welfare plan (subject to ERISA), unless such event or amendment could not reasonably be expected to have a Material Adverse Effect. The Borrower will also promptly notify the Administrative Agent of (i) any material contributions to any Foreign Plan that have not been made by the required due date for such contribution if such default could reasonably be expected to have a Material Adverse Effect; (ii) any Foreign Plan that is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time if such underfunding (together with any penalties likely to result) could reasonably be expected to have a Material Adverse Effect, and (iii) any material change anticipated to any Foreign Plan that could reasonably be expected to have a Material Adverse Effect.
     Section 6.5. Insurance. Each of the Borrower and its Significant Subsidiaries will maintain or cause to be maintained, with responsible insurance companies, insurance against any loss or damage to all insurable property and assets owned by it, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (subject to self-insured retentions and deductibles) and will (subject to self-insured retentions and deductibles) maintain or cause to be maintained insurance with respect to employers’ public and product liability risks; provided that the Borrower or any Significant Subsidiary may self-insure to the extent and in the manner normal for companies of like size, type and financial condition.
     Section 6.6. Financial Reports and Other Information.
          (a) Periodic Financial Statements and Other Documents. The Borrower, its Subsidiaries and any SPVs will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their respective authorized representatives such information about the business and financial condition of the Borrower, its Subsidiaries and any SPVs as any Lender may reasonably request; and, without any request, will furnish to the Administrative Agent:
          (i) within sixty (60) days after the end of the second fiscal quarter of the Borrower’s 2007 fiscal year, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC, and certified by the chief financial officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC (publicly filing the Borrower’s Form 10-Q with the SEC in any event will satisfy the requirements of this subsection subject to Section 6.6(b) and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto);
          (ii) [Reserved];
          (iii) within ten (10) days after the sending or filing thereof, copies of all financial statements, projections, documents and other communications that the Borrower sends to its stockholders generally or publicly files with the SEC or any similar Governmental Authority (and is publicly available); provided that publicly filing such documents with the SEC in any event will satisfy the requirements of this subsection subject to Section 6.6(b) and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto; and
          (iv) such other information as the Administrative Agent or any Lender may reasonably request.
The Administrative Agent will forward promptly to the Lenders the information provided by the Borrower pursuant to (i) through (iv) above.
          (b) Compliance Certificates. Within the sixty (60) day period set forth in subsection (i) of Section 6.6(a) for furnishing financial statements, the Borrower shall deliver to the Administrative Agent (who will in turn provide notice to the Lenders of) (x) a written certificate signed by the Borrower’s chief financial officer (or other financial officer of the Borrower), in his or her capacity as such, to the effect that no Default or Event of Default then exists or, if any such Default or Event of Default exists as of the date of such certificate, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) a Compliance Certificate in the form of Exhibit 6.6 showing the Borrower’s compliance with certain of the covenants set forth herein.
          (c) Reserved.
          (d) Notice of Events Relating to Environmental Laws and Claims. Promptly after any officer of the Borrower obtains knowledge of any of the following, the Borrower will provide the Administrative Agent (who will in turn provide notice to the Lenders of) with written notice in reasonable detail of any of the following that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:
          (i) any pending or threatened Environmental Claim against the Borrower, any of its Subsidiaries or any SPV or any property owned or operated by the Borrower, any of its Subsidiaries or any SPV;

          (ii) any condition or occurrence on any property owned or operated by the Borrower, any of its Subsidiaries or any SPV that results in noncompliance by the Borrower, any of its Subsidiaries or any SPV with any Environmental Law; and
          (iii) the taking of any material remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower, any of its Subsidiaries or any SPV other than in the ordinary course of business.
          (e) Notices of Default, Litigation, Etc. The Borrower will promptly, and in any event within five (5) Business Days, after an officer of the Borrower has knowledge thereof, give written notice to the Administrative Agent of (who will in turn provide notice to the Lenders of): (i) the occurrence of any Default or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section 5.4; (iii) any circumstance that has had or could reasonably be expected to have a Material Adverse Effect; (iv) the occurrence of any event which has resulted in a breach of, or is reasonably expected to result in a breach of, Section 6.16; and (v) any notice received by it, any Subsidiary or any SPV from the holder(s) of Indebtedness of the Borrower, any Subsidiary or any SPV (x) under the Existing Credit Facility or (y) other Indebtedness in an amount which, in the aggregate, exceeds $50,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $50,000,000), where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.
     Section 6.7. Lender Inspection Rights. Upon reasonable notice from the Administrative Agent or any Lender, the Borrower will permit the Administrative Agent or any Lender (and such Persons as the Administrative Agent or such Lender may reasonably designate) during normal business hours at such entity’s sole expense unless a Default or Event of Default shall have occurred and be continuing, in which event at the Borrower’s expense, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Administrative Agent and any Lender (and such Persons as the Administrative Agent or such Lender may reasonably designate) the affairs, finances and accounts of the Borrower and its Subsidiaries), all as often, and to such extent, as may be reasonably requested. The chief financial officer of the Borrower and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Administrative Agent or the Lenders and such accountants. The Administrative Agent agrees to use reasonable efforts to minimize, to the extent practicable, the number of separate requests from the Lenders to exercise their rights under this Section 6.7 and/or Section 6.6 and to coordinate the exercise by the Lenders of such rights.
     Section 6.8. Conduct of Business. The Borrower and its Subsidiaries will at all times remain primarily engaged in any of (i) the contract drilling business, (ii) the provision of services to the energy industry, (iii) other existing businesses described in the Borrower’s current SEC reports, or (iv) any related or ancillary businesses (each a “Permitted Business”).

     Section 6.9. Restrictions on Fundamental Changes. The Borrower shall not merge or consolidate with any other Person, or cause or permit any dissolution of the Borrower or liquidation of its assets, or sell, transfer or otherwise dispose of all or substantially all of the Borrower’s assets, except that:
          (a) The Borrower or any of its Subsidiaries may merge into, or consolidate with, any other Person if upon the consummation of any such merger or consolidation (i) the Borrower or such Subsidiary is the surviving Person to any such merger or consolidation, (ii) a Person who will contemporaneously therewith become a Subsidiary of the Borrower is the surviving Person to any such merger or consolidation or (iii) with respect to a merger or consolidation of the Borrower, such other Person is the surviving Person to any such merger or consolidation, the U.S. Dollar denominated non-credit enhanced senior unsecured long-term debt of such Person shall continue to be rated by S&P, Moody’s or Fitch and such Person shall have executed and delivered to the Administrative Agent and each Lender its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the other Credit Documents to which the Borrower is a party, together with such evidence of appropriate corporate authorization on the part of such Person with respect to such assumption and such opinions of counsel for such Person with respect to such assumption as the Administrative Agent may reasonably request; and
          (b) The Borrower may sell or transfer all or substantially all of its assets (including stock in its Subsidiaries) to any Person if such Person is a Subsidiary of the Borrower (or a Person who will contemporaneously therewith become a Subsidiary of the Borrower);
provided in the case of any transaction described in the preceding clauses (a) and (b), no Default or Event of Default shall exist immediately prior to, or after giving effect to, such transaction.
          Section 6.10. Liens. The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any property or asset of any kind of the Borrower or any Subsidiary, except the following (collectively, the “Permitted Liens”):
          (a) Liens existing on the date hereof (each such Lien, to the extent it secures Indebtedness or other obligations in an aggregate amount of $20,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $20,000,000) or more, being described on Schedule 5.17 attached hereto);
          (b) Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers’ compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, public or statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance, return-of-money or payment bonds, contracts or leases to which the Borrower or its Subsidiaries are parties or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

          (c) mechanics’, workmen’s, materialmen’s, landlords’, carriers’, maritime or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days if such Liens arise with respect to domestic assets and for more than ninety (90) days if such Liens arise with respect to foreign assets, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;
          (d) Liens for Taxes not more than ninety (90) days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;
          (e) Liens imposed by ERISA (or comparable foreign laws) which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;
          (f) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained (within thirty (30) days with respect to a judgment or award rendered in the United States or within sixty (60) days with respect to a judgment or award rendered in a foreign jurisdiction after entry of such judgment or award or expiration of any previous such stay, as applicable) a stay of execution or the like pending such appeal or proceeding for review; provided, that the aggregate amount of uninsured or underinsured liabilities (net of customary deductibles, and including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed the Dollar Equivalent of $100,000,000 at any one time outstanding;
          (g) Liens on fixed or capital assets acquired, constructed, improved, altered or repaired by the Borrower or any Subsidiary and related contracts, intangibles and other assets that are incidental thereto (including accessions thereto and replacements thereof) or otherwise arise therefrom; provided that (i) such Liens secure Indebtedness otherwise permitted by this Agreement, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be, and (iv) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary;
          (h) Liens securing Interest Rate Protection Agreements or Currency Rate Protection Agreements incurred in the ordinary course of business and not for speculative purposes;
          (i) Liens on property existing at the time such property is acquired by the

Borrower or any Subsidiary of the Borrower and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto), and Liens on the assets of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such Person becoming a Subsidiary of the Borrower (or on repairs, renewals, replacements, additions, accessions and betterments thereto);
          (j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (i), provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement (other than amounts incurred to pay costs of such extension, renewal or replacement), and that such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced (together with accessions and improvements thereto and replacements thereof);
          (k) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;
          (l) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;
          (m) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;
          (n) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;
          (o) Liens created by or resulting from zoning, planning and environmental laws and ordinances and municipal regulations;
          (p) Liens created or evidenced by or resulting from financing statements filed by lessors of property (but only with respect to the property so leased);
          (q) Liens on property securing Non-recourse Debt;
          (r) Liens on the stock or assets of SPVs;
          (s) other Liens created in connection with securitization programs, if any, of the Borrower and its Subsidiaries; and

          (t) Liens (not otherwise permitted by this Section 6.10) securing Indebtedness (or other obligations) not exceeding at the time of incurrence thereof (together with all such other Liens securing Indebtedness (or other obligations) outstanding pursuant to this clause (t) at such time) ten percent (10%) of Consolidated Tangible Net Worth.
     Section 6.11. Subsidiary Indebtedness. The Borrower shall not permit its Subsidiaries to incur, assume or suffer to exist any Indebtedness, except:
          (a) existing Indebtedness outstanding on the Closing Date (such Indebtedness, to the extent the principal amount thereof is $20,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $20,000,000) or more, being described on Schedule 5.16 attached hereto), and any subsequent extensions, renewals or refinancings thereof (i) so long as such Indebtedness is not increased in amount (other than amounts incurred to pay costs of such extension, renewal or refinancing), or (ii) such extensions, renewals or refinancings are otherwise expressly permitted by, and are effected pursuant to, another clause in this Section 6.11 (other than clause (l) hereof);
          (b) Indebtedness under this Agreement and the Existing Credit Facility;
          (c) intercompany loans and advances to the Borrower or its Subsidiaries, and intercompany loans and advances from any of such Subsidiaries or SPVs to the Borrower or any other Subsidiaries of the Borrower;
          (d) Indebtedness under any Interest Rate Protection Agreements and any Currency Rate Protection Agreements, in each case entered into in the ordinary course of business and not for speculative purposes;
          (e) Indebtedness (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, or (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed the Dollar Equivalent of $200,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) Business Day before being included in such aggregate amount;
          (f) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged with or into the Borrower or any Subsidiary of the Borrower and not incurred in contemplation of such transaction, and extensions, renewals or refinancings thereof that do not increase the amount of such Indebtedness (other than amounts included to pay costs of such extension, renewal or refinancing;
          (g) Indebtedness (i) under Performance Guaranties and Performance Letters of Credit, and (ii) with respect to letters of credit issued in the ordinary course of business;
          (h) Indebtedness created in connection with securitization programs, if any;
          (i) Non-recourse Debt;

          (j) Indebtedness (not otherwise permitted under any other clause of this Section 6.11) in an aggregate principal amount outstanding for all Subsidiaries not exceeding at the time of incurrence thereof (together with all such other Indebtedness outstanding pursuant to this clause (j) at such time) ten percent (10%) of Consolidated Net Assets (the “Subsidiary Debt Basket Amount”);
          (k) other Indebtedness not otherwise permitted under any other clause of this Section 6.11 so long as (i) with respect to NDC, the NDC Guaranty is in force (which may, pursuant to the terms thereof, be terminated upon notice to the Administrative Agent by the Borrower provided that (A) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to the preceding clause (j) and this clause (k), including Indebtedness of NDC, is equal to or less than the Subsidiary Debt Basket Amount, (B) no Senior NDC Notes are outstanding and (C) no Default or Event of Default has occurred and is continuing) or (ii) with respect to any other Subsidiary, such Subsidiary has in force a Subsidiary Guaranty in substantially the form of Exhibit 6.11, provided that such Subsidiary Guaranty shall contain a provision that such Subsidiary Guaranty and all obligations thereunder of the Guarantor party thereto shall be terminated upon notice to the Administrative Agent by the Borrower that (x) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to the preceding clause (j) and this clause (k) is equal to or less than the Subsidiary Debt Basket Amount, and (y) no Default or Event of Default has occurred and is continuing; and
          (l) extensions, renewals or replacements of Indebtedness permitted by this Section 6.11 that do not increase the amount of such Indebtedness (other than amounts incurred to pay costs of such extension, renewal or refinancing).
     Section 6.12. Use of Property and Facilities; Environmental Laws. The Borrower and its Subsidiaries shall comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower or any Subsidiary of the Borrower, where the failure to comply could reasonably be expected to have a Material Adverse Effect.
     Section 6.13. Transactions with Affiliates. Except as otherwise specifically permitted herein, the Borrower and its Subsidiaries shall not (except pursuant to contracts outstanding as of (i) with respect to the Borrower, the Closing Date or (ii) with respect to any Subsidiary of the Borrower, the Closing Date or, if later, the date such Subsidiary first became a Subsidiary of the Borrower) enter into or engage in any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Controlling Affiliate, including without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Controlling Affiliate, except pursuant to the requirements of the Borrower’s or such Subsidiary’s business and unless such transaction or arrangement or series of related transactions or arrangements, taken as a whole, are no less favorable to the Borrower or such Subsidiary (other than a wholly owned Subsidiary) than would be obtained in an arms’ length transaction with a Person not a Controlling Affiliate.
     Section 6.14. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, assume, or suffer to exist any Sale-Leaseback

Transaction, except any such transaction that may be entered into, assumed or suffered to exist without violating any other provision of this Agreement.
     Section 6.15. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Article 6, the Borrower and its Subsidiaries shall conduct their business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities (including, without limitation, those relating to Taxes, environmental laws and ERISA); provided, however, that this Section 6.15 shall not require the Borrower or any Subsidiary of the Borrower to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     Section 6.16. Use of Proceeds. The Borrower will not use the proceeds of the Loans for any purpose or in any manner not permitted by Section 5.5.
ARTICLE 7
EVENTS OF DEFAULT AND REMEDIES.
     Section 7.1. Events of Default. Any one or more of the following shall constitute an Event of Default:
          (a) default by any Credit Party in the payment of any principal amount of any Loan or any interest thereon, within three (3) Business Days following the date when due;
          (b) default by the Borrower or any Subsidiary in the observance or performance of any covenant set forth in Sections 2.10, 6.9 or 6.10;
          (c) default by the Borrower or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in clauses (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Administrative Agent;
          (d) any representation or warranty made or deemed made herein or in any other Credit Document by the Borrower or any Subsidiary proves untrue in any material respect as of the date of the making, or deemed making, thereof;
          (e) (x) Indebtedness (A) under the Existing Credit Facility or (B) otherwise outstanding in the aggregate principal amount of the Dollar Equivalent of $100,000,000 of the Borrower and its Subsidiaries (“Material Indebtedness") shall (i) not be paid at maturity (beyond any applicable grace periods), or (ii) be declared to be due and payable or required to be prepaid, redeemed or repurchased prior to its stated maturity, or (y) any default in respect of the Existing Credit Facility or Material Indebtedness shall occur which permits the holders thereof, or any trustees or agents on their behalf, to accelerate the maturity of such Indebtedness or requires such Indebtedness to be prepaid, redeemed, or repurchased prior to its stated maturity;

          (f) any Credit Party or any Significant Subsidiary (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or any substantial part of its property under the United States Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of or consents to or acquiesces in any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this Section 7.1(f);
          (g) a custodian, receiver, trustee, liquidator or similar official is appointed for any Credit Party or any Significant Subsidiary or any substantial part of its property under the United States Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, or a proceeding described in Section 7.1(f)(v) is instituted against any Credit Party or any Significant Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed and unstayed for a period of sixty (60) days (or one hundred twenty (120) days in the case of any such event occurring outside the United States of America);
          (h) the Borrower or any Subsidiaries of the Borrower fail within thirty (30) days with respect to any judgments or orders that are rendered in the United States or sixty (60) days with respect to any judgments or orders that are rendered in foreign jurisdictions (or such earlier date as any execution on such judgments or orders shall take place) to vacate, pay, bond or otherwise discharge any judgments or orders for the payment of money the uninsured portion of which is in excess of the Dollar Equivalent of $100,000,000 in the aggregate and which are not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;
          (i) (x) the Borrower or any Subsidiary of the Borrower fails to pay when due an amount that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any of its Subsidiaries in excess of the Dollar Equivalent of $100,000,000 (a “Material Plan”) is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or any Subsidiary to collect any liability under Section 515 or 4219(c)(5) of ERISA, and in each case such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, and (y) the occurrence of one or more of the matters in the preceding clause (x) could reasonably be expected to result in liabilities in excess of the Dollar Equivalent of $100,000,000;

          (j) any Person or group of Persons acting in concert (as such terms are used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) shall own, directly or indirectly, beneficially or of record, securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or
          (k) the NDC Guaranty for any reason is not a legal, valid, binding and enforceable obligation of NDC, or NDC shall so state in writing, unless and until such Guaranty is terminated pursuant to its terms.
     Section 7.2. Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsections (f) or (g) of Section 7.1 with respect to the Credit Parties) has occurred and is continuing, the Administrative Agent shall, by notice to the Borrower: (a) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other accrued amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; and the Borrower agrees to immediately make such payment, and the Borrower acknowledges and agrees that the Lenders, and the Administrative Agent would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking. The Administrative Agent, after giving notice to the Borrower pursuant to this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
     Section 7.3. Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to any Credit Party, then all outstanding Loans shall immediately become due and payable together with all other accrued amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower.
     Section 7.4. [Reserved].
     Section 7.5. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 7.2 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.
     Section 7.6. Expenses. The Borrower agrees to pay to the Administrative Agent and each Lender all reasonable out-of-pocket expenses incurred or paid by the Administrative Agent or such Lender, including reasonable attorneys’ fees and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Credit Documents.
     Section 7.7. Distribution and Application of Proceeds. After the occurrence of and during the continuance of an Event of Default, any payment to the Administrative Agent or any Lender hereunder shall be paid to the Administrative Agent to be distributed and applied as follows (unless otherwise agreed by the Borrower, the Administrative Agent and all Lenders):
          (a) First, to the payment of any and all reasonable out-of-pocket costs and expenses of the Administrative Agent, including without limitation, reasonable attorneys’ fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Administrative Agent or the Lenders under this Agreement or any other Credit Document;
          (b) Second, to the payment of any and all reasonable out-of-pocket costs and expenses of the Lenders, including, without limitation, reasonable attorneys’ fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Lenders under this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such costs and expenses unpaid to each Lender bears to the aggregate amount of the costs and expenses unpaid to all Lenders collectively, until all such fees, costs and expenses have been paid in full;
          (c) Third, to the payment of any due and unpaid fees to the Administrative Agent, as provided by this Agreement or any other Credit Document, until all such fees have been paid in full;
          (d) Fourth, to the payment of accrued and unpaid interest on the Loans to the date of such application, pro rata in the proportion in which the amount of such interest, accrued and unpaid to each Lender bears to the aggregate amount of such interest accrued and unpaid to all Lenders collectively, until all such accrued and unpaid interest has been paid in full;
          (e) Fifth, to the payment of the outstanding due and payable principal amount of each of the Loans , pro rata in the proportion in which the outstanding principal amount of such Loans , bears to the aggregate amount of all outstanding Loans;
          (f) Sixth, to the payment of any other outstanding Obligations then due and payable, pro rata in the proportion in which the outstanding Obligations owing to each Lender and the Administrative Agent bears to the aggregate amount of all such Obligations owing to all Lenders and the Administrative Agent, until all such Obligations have been paid in full; and
          (g) Seventh, to the Borrower or otherwise as the Borrower may direct.
ARTICLE 8
CHANGE IN CIRCUMSTANCES.
     Section 8.1. Change of Law.
          (a) Notwithstanding any other provisions of this Agreement or any Note, if at any time any change, after the date hereof (or, if later, after the date the Administrative Agent or any Lender becomes the Administrative Agent or Lender), in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or maintain Adjusted LIBOR Loans, such Lender, shall promptly give written notice thereof and of the basis therefor in reasonable detail to the Borrower, and such Lender’s obligations to fund affected Adjusted LIBOR Loans or make, continue or convert such Loans under this Agreement, shall thereupon be suspended until it is no longer unlawful for such Lender to make or maintain such Loans.
          (b) Upon the giving of the notice to the Borrower referred to in subsection (a) above in respect of any such Loan, and provided the Borrower shall not have prepaid such Loan pursuant to Section 2.9, (i) any such outstanding Loan of such Lender shall be automatically converted to a Base Rate Loan in Dollars on the last day of the Interest Period then applicable thereto or on such earlier date as required by law, and (ii) such Lender shall make or continue its portion of any requested Borrowing of such Loan as a Base Rate Loan in U.S. Dollars, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing.
          (c) Any Lender that has given any notice pursuant to Section 8.1(a) shall, upon determining that it would no longer be unlawful for it to make such Loans, give prompt written notice thereof to the Borrower and the Administrative Agent, and upon giving such notice, its obligation to make, allow conversions into and maintain such Loans shall be reinstated.
     Section 8.2. Unavailability of Deposits or Inability to Ascertain LIBOR Rate. If on or before the first day of any Interest Period for any Borrowing of Adjusted LIBOR Loans the Administrative Agent determines in good faith (after consultation with the other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate (including without limitation, the unavailability of matching deposits in the applicable currency) or such rate will not accurately reflect the cost to the Required Lenders of funding Adjusted LIBOR Loans in the applicable currency for such Interest Period, the Administrative Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Administrative Agent shall do promptly after they do not exist), (i) the obligations of the Lenders to make, continue or convert Loans as or into such Adjusted LIBOR Loans, or to convert Base Rate Loans into such Adjusted LIBOR Loans, shall be suspended and (ii) each Adjusted LIBOR Loan will automatically on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan in U.S. Dollars.
     Section 8.3. Increased Cost and Reduced Return.
          (a) If, on or after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable Lending Office), with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency exercising control over banks or financial institutions generally issued after the date hereof (or, if later, after the date the Administrative Agent or Lender becomes the Administrative Agent or Lender):

          (i) subjects any Lender (or its applicable Lending Office) to any tax, duty or other charge related to any Adjusted LIBOR Loan, or its obligation to advance or maintain Adjusted LIBOR Loans, or shall change the basis of taxation of payments to any Lender (or its applicable Lending Office) of the principal of or interest on its Adjusted LIBOR Loans, or any participations in any thereof, or any other amounts due under this Agreement related to its Adjusted LIBOR Loans, or participations therein, or its obligation to make Adjusted LIBOR Loans or acquire participations therein (except for changes with respect to taxes that are not Indemnified Taxes pursuant to Section 3.3); or
          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding for any Adjusted LIBOR Loan any such requirement included in an applicable Statutory Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its applicable Lending Office) or imposes on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Adjusted LIBOR Loans, owed to it, or its participation in any thereof, or its obligation to advance or maintain Adjusted LIBOR Loans or participate in any thereof;
and the result of any of the foregoing is to increase the cost to such Lender (or its applicable Lending Office) of advancing or maintaining any Adjusted LIBOR Loan or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its applicable Lending Office) in connection therewith under this Agreement or its Note, by an amount deemed by such Lender to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after receipt of a certificate from such Lender (with a copy to the Administrative Agent) pursuant to subsection (c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.
          (b) If, after the date hereof, the Administrative Agent or any Lender shall have reasonably determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any Governmental Authority), or any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any Lender (or its applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital, or on the capital of any corporation controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or its controlling corporation’s policies with respect to capital adequacy in effect immediately before such adoption, change or compliance) by an amount reasonably deemed by such Lender, to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after its receipt of a certificate from such Lender (with a copy to the Administrative Agent) pursuant to subsection (c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction or the Borrower may prepay all Adjusted LIBOR Loans of such Lender.
          (c) Each of the Administrative Agent and any Lender that determines to seek compensation or additional interest under this Section 8.3 shall give written notice to the Borrower and, in the case of a Lender other than the Administrative Agent, the Administrative Agent of the circumstances that entitle the Administrative Agent or such Lender, to such compensation no later than ninety (90) days after the Administrative Agent or such Lender receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder. In any event the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand. Each of the Administrative Agent and the Lenders shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation, additional interest, and any payment under Section 3.3, including, without limitation, the designation of a different Lending Office, if such action or designation will not, in the sole judgment of the Administrative Agent or such Lender, made in good faith, be otherwise disadvantageous to it; provided that the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3 or Section 3.3. A certificate of the Administrative Agent or any Lender, as applicable, claiming compensation or additional interest under this Section 8.3, and setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a statement prepared by the Administrative Agent or such Lender, as applicable, describing in reasonable detail the calculations thereof shall be prima facie evidence of the correctness thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods.
     Section 8.4. Lending Offices. The Administrative Agent and each Lender may, at its option, elect to make or maintain its Loans hereunder at the Lending Office for each Type and/or currency of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent, provided that, except in the case of any such transfer to another of its branches, offices or affiliates made at the request of the Borrower, the Borrower shall not be responsible for the costs arising under Section 3.3 or 8.3 resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.
     Section 8.5. Discretion of Lender as to Manner of Funding. Subject to the other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.
     Section 8.6. Substitution of Lender. If (a) any Lender has demanded compensation or additional interest or given notice of its intention to demand compensation or additional interest under Section 8.3, (b) the Borrower is required to pay any additional amount to any Lender under Section 2.11, (c) any Lender is unable to submit any form or certificate required under Section 3.3(b) or withdraws or cancels any previously submitted form with no substitution therefor, (d)

any Lender gives notice of any change in law or regulations, or in the interpretation thereof, pursuant to Section 8.1, (e) any Lender has been declared insolvent or a receiver or conservator has been appointed for a material portion of its assets, business or properties, (f) any Lender shall seek to avoid its obligation to make or maintain Loans hereunder for any reason, including, without limitation, reliance upon 12 U.S.C. § 1821(e) or (n) (1) (B), (g) any taxes referred to in Section 3.3 have been levied or imposed (or the Borrower determines in good faith that there is a substantial likelihood that such taxes will be levied or imposed) so as to require withholding or deductions by the Borrower and payment by the Borrower of additional amounts to any Lender, or other reimbursement or indemnification of any Lender, as a result thereof, (h) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or any other Credit Documents requested by the Borrower to which the Required Lenders have consented, then and in such event, upon request from the Borrower delivered to such Lender and the Administrative Agent, such Lender shall assign, in accordance with the provisions of Section 10.10 and an appropriately completed Assignment Agreement, all of its rights and obligations under the Credit Documents to another Lender or a commercial banking institution selected by the Borrower and (in the case of a commercial banking institution) reasonably satisfactory to the Administrative Agent, in consideration for the payments set forth in such Assignment Agreement and payment by the Borrower to such Lender of all other amounts which such Lender may be owed pursuant to this Agreement, including, without limitation, Sections 2.11, 3.3, 8.3 and 10.13.
ARTICLE 9
THE AGENTS.
     Section 9.1. Appointment and Authorization of Administrative Agent. Each of the Lenders hereby appoints Goldman Sachs Credit Partners L.P. as the Administrative Agent under the Credit Documents and hereby authorizes the Administrative Agent to take such action as the Administrative Agent and on each of its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto.
     Section 9.2. Rights and Powers. The Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not an Administrative Agent, and the Administrative Agent and its Controlling Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Controlling Affiliates as if it were not an Administrative Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its capacity as a Lender. In the event that the Administrative Agent or any of its affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Credit Party, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Obligation of such Credit Party hereunder or under any other Credit Document by or on behalf of the Administrative Agent (in its capacity as the Administrative Agent) for the benefit of any Lender under any Credit Document (other than the Administrative Agent) and which is applied in accordance with the

Credit Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with the Borrower or any of its Subsidiaries.
     Section 9.3. Action by Administrative Agent. The obligations of the Administrative Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Section 7.2. Unless and until the Required Lenders (or, if required by Section 10.11, all of the Lenders) give such direction (including, without limitation, the giving of a notice of default as described in Section 7.1(c)), the Administrative Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and each of the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default, other than non-payment of any scheduled principal or interest payment due hereunder, exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.
     Section 9.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
     Section 9.5. Indemnification Provisions; Credit Decision. Neither the Administrative Agent, nor any of its directors, officers, agents, or employees shall be liable to any Lender for any action taken or not taken by them in connection with the Credit Documents (i) with the consent or at the request of the Required Lenders (or, if required by Section 10.11, all of the Lenders), or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Administrative Agent, nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, value, worth or collectability hereof or of any other Credit Document or of any other documents or writings furnished in connection with any Credit Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matters mentioned in this sentence. The Administrative Agent may execute any of their duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by any of them under the Credit Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Administrative Agent signed by such owner in form satisfactory to such Administrative Agent. Each of the Lenders acknowledges that it has independently, and without reliance on the Administrative Agent, or any other Lender, obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability whatsoever to any Lender for such matters. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any Subsidiaries to such Agent at such time, but is voluntarily furnished to such Agent (either in their respective capacity as Administrative Agent or in their individual capacity). The Administrative Agent shall not have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.
     Section 9.6. Indemnity. The Lenders shall ratably, in accordance with their Percentages, indemnify and hold the Administrative Agent and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.
     Section 9.7. Resignation of the Administrative Agent. The Administrative Agent may resign at any time and shall resign upon any removal thereof as a Lender pursuant to the terms of this Agreement upon at least thirty (30) days’ prior written notice to the Lenders and the Borrower. Any resignation of the Administrative Agent shall not be effective until a replacement therefor is appointed pursuant to the terms hereof. Upon any such resignation of the

Administrative Agent, the Required Lenders and, so long as no Event of Default shall then exist, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders appoint a successor Administrative Agent, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Credit Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. If the Required Lenders or the Administrative Agent do not appoint a successor Administrative Agent within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, the Required Lenders shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Credit Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.
ARTICLE 10
MISCELLANEOUS.
     Section 10.1. No Waiver. No delay or failure on the part of the Administrative Agent, any Lender, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Administrative Agent, the Lenders and the holder or holders of any Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.
     Section 10.2. Non-Business Day. Subject to Section 2.4, if any payment of principal or interest on any portion of any Loan or any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such portion of any Loan or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to the next succeeding Business Day, on which the same shall instead be payable.
     Section 10.3. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made, other than any such taxes imposed as a result of any transfer of an interest in a Credit Document. Each Lender that determines to seek compensation under this Section 10.3 shall give written notice to the Borrower and, in the case of a Lender other than the Administrative Agent, the Administrative Agent of the circumstances that entitle such Lender to such compensation no later than ninety (90) days after such Lender receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder. In any event, the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the 90th day preceding such written demand.
     Section 10.4. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.
     Section 10.5. Survival of Indemnities. All indemnities and all provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Section 2.11, Section 3.3, Section 7.6, Section 8.3, Section 10.3, and Section 10.13 hereof, shall, subject to Section 8.3(c), survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations and, with respect to any Lender, any replacement by the Borrower of such Lender pursuant to the terms hereof, in each case for a period of one (1) year.
     Section 10.6. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without prior notice to the Borrower or any other Person, any such prior notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower to that Lender or that subsequent holder under the Credit Documents, irrespective of whether or not that Lender or that subsequent holder shall have made any demand hereunder. Each Lender shall promptly give notice to the Borrower of any action taken by it under this Section 10.6, provided that any failure of such Lender to give such notice to the Borrower shall not affect the validity of such setoff. Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, in respect of the Loans in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans and participations therein held by each such other Lender as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.
     Section 10.7. Notices.
          (a) Except as otherwise specified herein and except as otherwise provided in Section 10.7(b), all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Administrative Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Lenders shall be addressed to their respective domestic Lending Offices in the United States at the respective addresses, telecopier or telex number, or telephone numbers set forth on their applicable Administrative Questionnaire or, in the case of Persons becoming Lenders pursuant to Assignment Agreements, on their applicable Assignment Agreements, and to the Borrower and the Administrative Agent:

To the Borrower:	Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, TX 77478
Attention: Thomas L. Mitchell, Senior Vice President and Chief Financial Officer, Treasurer and Controller
Telephone No.: (281) 276 — 6100
Fax No.: (281) 276 — 6146

To the Administrative Agent:	Goldman Sachs Credit Partners L.P. 30 Hudson Street, 17th Floor Jersey City, NJ 07302 Attention: Philip Green Telecopy Number: (212) 357-7570
Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 10.7 or pursuant to Section 10.10 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, or (iv) if given by any other means, when delivered at the addresses specified in this Section 10.7, or pursuant to Section 10.10; provided that any notice given pursuant to Article 2 shall be effective only upon receipt and, provided further, that any notice that but for this proviso would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.
Notwithstanding the foregoing, materials required to be delivered pursuant to Section 6.6 shall be delivered to the Administrative Agent as specified in Section 10.7(b) or as otherwise specified to the Borrower by the Administrative Agent; provided that any communication that (A) relates to a request for a new, or a conversion of an existing, Loan or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of any provision of this Agreement and/or any Loan, or other extension of credit hereunder, shall be in writing (including telecopy communication) and mailed, telecopied or delivered pursuant to this Section 10.7(a).
          (i) The Borrower will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Loan, or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of any provision of this Agreement and/or any Loan, or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium to gds.link@gs.com.
The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE TRANSMISSION BY THE BORROWER, ANY OF THE AGENT PARTIES OR ANY OTHER PERSON OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY

AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each of the Lenders agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each of the Lenders agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.
Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.
     Section 10.8. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.
     Section 10.9. Successors and Assigns. This Agreement shall be binding upon the Borrower, each of the Lenders, the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Administrative Agent and their respective successors and assigns, including any subsequent holder of any Note; provided, however, that the Borrower may not assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders and the Administrative Agent, and the Administrative Agent may not assign any of its respective rights or obligations under this Agreement or any Credit Document except in accordance with Article 9 and no Lender may assign any of its rights or obligations under this Agreement or any other Credit Document except in accordance with Section 10.10. Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes issued to it (i) to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender, or (ii) in the case of any Lender that is a fund comprised in whole or in part of commercial loans, to a trustee for such fund in support of such Lender’s obligations to such trustee; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or such trustee for such Lender as a party hereto and the Borrower, the Administrative Agent, the other Lenders shall continue to deal solely with such Lender in connection with the rights and obligations of such Lender under this Agreement.
     Section 10.10. Sales and Transfers of Borrowing and Notes; Participations in Borrowings and Notes.

          (a) Any Lender may, without the consent of, or notice to, the Borrower and the Administrative Agent, at any time sell to one or more commercial banking or other financial or lending institutions (“Participants") participating interests in any Commitment of such Lender hereunder, provided that no Lender may sell any participating interests (other than in the case of affiliates of such Lender) in any such Commitment hereunder without also selling to such Participant the appropriate pro rata share of all such Lender’s Commitment, and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or to consent to any matter to be decided by the Lenders or the Required Lenders hereunder or under any other Credit Document or to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) increase the amount of such Lender’s Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender’s Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender’s Borrowings, or any fees or other amounts payable to such Lender hereunder and such postponement would affect such Participant, or (iv) release any collateral security for any Obligation, except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower under any Credit Document. The Borrower agrees that if amounts outstanding under this Agreement and the Notes shall have been declared or shall have become due and payable in accordance with Section 7.2 or 7.3 upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of and have the obligations under Sections 2.11, 3.3 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred if no participation had been transferred and provided, further, that Sections 8.3(c) and 8.6 shall apply to the transferor Lender with respect to any claim by any Participant pursuant to Section 2.11, 3.3 or 8.3 as fully as if such claim was made by such Lender. Anything herein to the contrary notwithstanding, Borrower shall not, at any time, be obligated to pay to any Lender any sum in excess of the sum the Borrower would have been obligated to pay to such Lender hereunder if such Lender had not sold any participation in its rights and obligations under this Agreement or any other Credit Document.
          (b) Any Lender may at any time sell to (i) any of such Lender’s affiliates or to any other Lender or any affiliate thereof that, in each case, is a commercial banking or other financial or lending institution not subject to Regulation T of the Board of Governors of the Federal Reserve System, or (ii) with the prior written consent (which shall not be unreasonably withheld or delayed) of the Administrative Agent and if no Event of Default has occurred and is continuing, the Borrower, to one or more commercial banking or other financial or lending institutions not subject to Regulation T of the Board of Governors of the Federal Reserve System (any of (i) or (ii), a “Purchasing Lender”), all or any part of its rights and obligations under this Agreement and the other Credit Documents, pursuant to an Assignment Agreement in the form attached as Exhibit 10.10, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent; provided that each such sale to a Purchasing Lender (other than an existing Lender) shall be in the amount of $5,000,000 or more, or if in a lesser amount or if as a result of such sale the sum of the unfunded Commitment of such Lender plus the aggregate principal amount of such Lender’s Loans and participations would be less than the amount of $5,000,000 (calculated as hereinafter set forth), such sale shall be of all of such Lender’s rights and obligations under this Agreement and all of the other Credit Documents payable to it to one Purchasing Lender. Notwithstanding the requirement of the Borrower’s consent set forth above, but subject to all of the other terms and conditions of this Section 10.10(b), any Lender may sell to one or more commercial banking or other financial or lending institutions not subject to Regulation T of the Board of Governors of the Federal Reserve System, all or any part of their rights and obligations under this Agreement and the other Credit Documents with only the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) if an Event of Default shall have occurred and be continuing. Upon such execution, delivery and acceptance, from and after the effective date of the transfer determined pursuant to such Assignment Agreement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth herein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender’s rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall upon reasonable notice from the Administrative Agent execute and deliver to the Administrative Agent in exchange for any surrendered Note, a new Note as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked “cancelled.”
          (c) Upon its receipt of an Assignment Agreement executed by a transferor

Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Administrative Agent and, to the extent required by Section 10.10(b), by the Borrower), together with payment by the transferor Lender to the Administrative Agent hereunder of a registration and processing fee of $3,500 (unless the Borrower is replacing such Lender pursuant to the terms hereof, in which event such fee shall be paid by the Borrower), the Administrative Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower. The Borrower shall not be responsible for such registration and processing fee or any costs or expenses incurred by any Lender, any Purchasing Lender or the Administrative Agent in connection with such assignment except as provided above.
          (d) If, pursuant to this Section 10.10 any interest in this Agreement or any Loan or Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Administrative Agent and the Borrower) two duly completed and signed copies of either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Administrative Agent and the Borrower) new forms as contemplated by Section 3.3(b) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
          (e) Notwithstanding any other provisions of this Section 10.10, no transfer or assignment of the interests of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans, the Notes or any other Obligations under the securities laws of any jurisdiction.
          (f) Notwithstanding (i) the requirement set forth in clause (a) above that all participations be made to commercial banking or other financial or lending institutions and on a pro rata basis and (ii) the agreement in clause (a) above that each Participant shall have the obligations set forth in Sections 2.11, 3.3 and 8.3 (it being understood that, for purposes of this clause (f), Persons participating pursuant to the terms of this clause (f) shall only receive the benefits of Sections 2.11, 3.3 and 8.3 to the extent they have agreed to accept the obligation set forth therein), each Lender shall have the right to sell one or more participations in all or any part of its Commitments, Loans or any other Obligation to one or more lenders or other Persons that provide financing to such Lender in the form of sales and repurchases of participations without having to satisfy the foregoing requirements with respect to participating interest sales or Participants.
     Section 10.11. Amendments, Waivers and Consents. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent, as the case may be, provided that:
          (i) no amendment or waiver shall (A) increase the Commitment of any Lender without the consent of such Lender, or (B) postpone the Maturity Date without the consent of all Lenders, or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest (including, without limitation, any reduction in the rate of interest unless such reduction is otherwise provided herein) on any Loan or of any fee payable hereunder, without the consent of each Lender owed any such Obligation, or (C) release the NDC Guaranty (except as expressly provided for therein), (D) modify the provisions of Article 4 hereof without the consent of all Lenders, (E) change any provision requiring ratable funding or sharing of payments without the consent of all Lenders or (F) amend or waive this Section 10.11, the definition herein of “Required Lenders” or the number of Lenders required to take any action under any other provision of the Credit Documents without the consent of all Lenders; and
          (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Required Lenders or the number of Lenders required to take any action under any other provision of the Credit Documents.
     Section 10.12. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
     Section 10.13. Legal Fees, Other Costs and Indemnification. The Borrower, upon demand by the Administrative Agent, agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent) in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated. The Borrower further agrees to indemnify and hold harmless each Lender, the Administrative Agent, and their respective directors, officers, employees and attorneys (collectively, the “Indemnified Parties”), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys’ fees and other reasonable expenses of litigation or preparation therefor, whether or not such Indemnified Party is a party thereto) in connection with the Credit Documents, including those which any of them may pay or incur as a result of (a) any action, suit or proceeding by any third party or Governmental Authority against such Indemnified Party and relating to any Credit Document, the Loans, or the application or proposed application by any of the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART

UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (b) any investigation of any third party or any Governmental Authority involving any Lender (as a lender hereunder), or the Administrative Agent (in such capacity hereunder) and related to any use made or proposed to be made by the Borrower of the proceeds of any Loan, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Loan, and (c) any investigation of any third party or any Governmental Authority, litigation or proceeding involving any Lender (as a lender hereunder), or the Administrative Agent (in such capacity hereunder) and related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower, regardless of whether caused by, or within the control of, the Borrower; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party’s gross negligence, willful misconduct, violation of law or willful material breach of its obligations hereunder, as determined pursuant to a judgment of a court of competent jurisdiction or as expressly agreed in writing by such Indemnified Party. The Borrower, upon demand by the Administrative Agent or a Lender at any time, shall reimburse the Administrative Agent or Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is excluded from indemnification pursuant to the provisions of the preceding sentence. Each Indemnified Party agrees to contest any indemnified claim if requested by the Borrower, in a manner reasonably directed by the Borrower, with counsel selected by the Indemnified Party and approved by the Borrower, which approval shall not be unreasonably withheld or delayed. Any Indemnified Party that proposes or intends to settle or compromise any such indemnified claim shall give the Borrower written notice of the terms of such settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed; provided that the Indemnified Party shall not be restricted from settling or compromising any such claim if (i) the Indemnified Party waives its right to indemnity from the Borrower in respect of such claim and such settlement or compromise does not materially increase the Borrower’s liability pursuant to this Section 10.13 to any related party of such Indemnified Party, (ii) an Event of Default as described in Section 7.1(a), (b) (as a result of a default under Section 6.16), (f) or (g) or has occurred and is continuing or (iii) the Indemnified Party reasonably believes the Borrower will not be able to satisfy the full amount of such claim and the Borrower has failed to provide sufficient collateral to the Indemnified Party to secure the value of such claim..
     Section 10.14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
     (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR

ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE OTHER AGENTS, THE LENDERS OR A CREDIT PARTY MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, 111 8TH AVENUE, NEW YORK, NEW YORK 10011, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF SUCH PERSON, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT HERETO. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.
     (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     (D) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     (E) THE BORROWER, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION 10.14 OR OTHERWISE RELATING TO THE CREDIT DOCUMENTS ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (EXCEPT, IN THE CASE OF THE BORROWER’S OBLIGATION HEREUNDER TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES, TO THE EXTENT ANY INDEMNIFIED PARTY IS FOUND LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES TO A THIRD PARTY).
     Section 10.15. Confidentiality. Each of the Agents and Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to their respective affiliates, to prospective Purchasing Lenders and Participants and to swap and derivative counterparties that have agreed in writing to be bound by either the confidentiality provisions hereof or other provisions at least as restrictive as this Section 10.15, and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors who have reason to use such Information in connection with the evaluation of the transactions contemplated by this Agreement (subject to similar confidentiality provisions as provided herein) solely for purposes of evaluating such Information, (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable law or regulation or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or any proceedings relating to this Agreement or the other Credit Documents, (v) with the consent of the Borrower, or (vi) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.15, or (y) becomes available on a non-confidential basis from a source other than the Borrower or its affiliates, or the Lenders or their respective affiliates, excluding any Information from such source which, to the actual knowledge of the Agent or Lender receiving such Information, has been disclosed by such source in violation of a duty of confidentiality to the Borrower. For purposes hereof, “Information” means all information received by the Lenders from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lenders on a non-confidential basis prior to disclosure by the Borrower, excluding any Information from a source which, to the actual knowledge of the Agent or Lender receiving such Information, has been disclosed by such source in violation of a duty of confidentiality to the Borrower. The Agents and the Lenders shall be considered to have complied with their respective obligations if they have exercised the same degree of care to maintain the confidentiality of such Information as they would accord their own confidential information.
     Section 10.16. Effectiveness. This Agreement shall become effective on the date on which the Borrower, the Administrative Agent and each Lender have signed and delivered to the

Administrative Agent a counterparty signature page hereto (including by facsimile or other electronic means) or the Administrative Agent has received a facsimile notice that such a counterpart has been signed and mailed to the Administrative Agent.
     Section 10.17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 10.18. Currency Conversion. All payments of Obligations under this Agreement, the Notes or any other Credit Document shall be made in U.S. Dollars. If any payment of any Obligation, whether through payment by any Credit Party or the proceeds of any collateral, shall be made in a currency other than the currency required hereunder, such amount shall be converted into the currency required hereunder at the rate determined by the Administrative Agent as the rate quoted by it in accordance with methods customarily used by such Person for such or similar purposes as the spot rate for the purchase by such Person of the required currency with the currency of actual payment through its principal foreign exchange trading office at approximately 11:00 A.M. (local time at such office) two Business Days prior to the effective date of such conversion, provided that the Administrative Agent may obtain such spot rate from another financial institution actively engaged in foreign currency exchange if the Administrative Agent does not then have a spot rate for the required currency. The parties hereto hereby agree, to the fullest extent that they may effectively do so under applicable law, that (i) if for the purposes of obtaining any judgment or award it becomes necessary to convert from any currency other than the currency required hereunder into the currency required hereunder any amount in connection with the Obligations, then the conversion shall be made as provided above on the Business Day before the day on which the judgment or award is given, (ii) in the event that there is a change in the applicable conversion rate prevailing between the Business Day before the day on which the judgment or award is given and the date of payment, the Borrower will pay to the Administrative Agent, for the benefit of the Lenders, such additional amounts (if any) as may be necessary, and the Administrative Agent, on behalf of the Lenders, will pay to the Borrower such excess amounts (if any) as result from such change in the rate of exchange, to assure that the amount paid on such date is the amount in such other currency, which when converted at the conversion rate described herein on the date of payment, is the amount then due in the currency required hereunder, and (iii) any amount due from the Borrower under this Section 10.18 shall be due as a separate debt and shall not be affected by judgment or award being obtained for any other sum due.
     Section 10.19. [Reserved].
     Section 10.20. Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions), and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal, state or foreign tax laws which materially affects any of the Borrower and its Subsidiaries’ ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions (with the agreement of the Required Lenders or, if required by Section 10.11, all of the Lenders) so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.
     Section 10.21. Final Agreement. The Credit Documents constitute the entire understanding among the Credit Parties, the Lenders and the Administrative Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     Section 10.22. Officer’s Certificates. It is not intended that any certificate of any officer or director of any Credit Party delivered to the Administrative Agent or any Lender pursuant to this Agreement shall give rise to any personal liability on the part of such officer or director.
     Section 10.23. Effect of Inclusion of Exceptions. It is not intended that the specification of any exception to any covenant herein shall imply that the excepted matter would, but for such exception, be prohibited or required.
     Section 10.24. Margin Stock. Each of the Lenders hereby represents to the other Lenders that it is not relying on margin stock as collateral in extending or maintaining any Loan.
     Section 10.25. Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.
     Section 10.26. No Fiduciary Duty. The Administrative Agent, each Lender and their affiliates, may have economic interests that conflict with those of the Borrower. The Borrower agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, the Lenders and their affiliates, on the one hand, and the Borrower, its stockholders or its affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the the

Administrative Agent, the Lenders and their affiliates, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transactions each of the Administrative Agent, the Lenders and their affiliates is acting solely as a principal and not the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other person, (iii) none of the Administrative Agent, Lenders or their affiliate has assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any of the Administrative Agent, the Lenders or their affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Credit Documents and (iv) the Borrower has consulted its own legal, financial and other advisors to the extent it deemed appropriate. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any of the Administrative Agent, the Lenders or their affiliates has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transactions or the process leading thereto.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

NOBLE CORPORATION, As Borrower
By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice President and Chief Financial Officer

[Credit Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and a Lender
By:	/s/ Bruce H. Mendelsohn
Name:	Bruce H. Mendelsohn
Title:	Authorized Signatory

COMMITMENT:	$685,000,000

PERCENTAGE:	100%
[Credit Agreement]

EXHIBIT 1.1
GUARANTY AGREEMENT
          THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of July 24, 2007 is made by Noble Drilling Corporation, a Delaware corporation (the “Guarantor”), in favor of (i) the Lenders (as defined in the Loan Agreement) (as hereinafter defined) and (ii) Goldman Sachs Credit Partners L.P., in its capacity as Administrative Agent (as defined in the Loan Agreement) (the Lenders and the Administrative Agent are each individually referred to herein as a “Guaranteed Party”, and collectively, as the “Guaranteed Parties”);
WITNESSETH:
          WHEREAS, Noble Corporation, a Cayman Islands exempted company limited by shares (the “Borrower”), the Lenders and the Administrative Agent are parties to a certain Short-Term Loan Agreement dated as of July 24, 2007 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; terms defined therein and not otherwise defined herein being used herein as therein defined);
          WHEREAS, the Borrower owns, directly or indirectly, all or a majority of all outstanding capital stock or other equity interests of the Guarantor;
          WHEREAS, consummation of the transactions pursuant to the Loan Agreement have facilitated expansion and enhanced the overall financial strength and stability of the Borrower’s entire corporate group, including the Guarantor; and
          WHEREAS, it is a requirement under Section 4.1(a) of the Loan Agreement, as a condition to the Loans, that the Guarantor execute and deliver this Guaranty, and the Guarantor desires to execute and deliver this Guaranty to satisfy such requirement;
          NOW, THEREFORE, in consideration of the premises and in order to satisfy the requirements of the Loan Agreement, and for other good and valuable consideration, the Guarantor hereby agrees as follows:
          SECTION 1. Guaranty. The Guarantor hereby, irrevocably and unconditionally, guarantees the punctual payment when due, in lawful money of the United States of America (the “Obligation Currency”), whether at stated maturity, by acceleration or otherwise, of the Loans and all other Obligations owing by the Borrower to the Lenders and the Administrative Agent, or either of them, under the Loan Agreement, the Notes, and the other Credit Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses, indemnities, reimbursement obligations or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by the Lenders or the Administrative Agent in enforcing any rights under this Guaranty (collectively, the “Guaranteed Obligations”), including without limitation, all interest which, but for the filing of a petition in bankruptcy, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by the Guarantor hereunder shall be made in the Obligation Currency free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Indemnified Taxes (as such term is defined in the Loan Agreement), the full amount, in the Obligation Currency, that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Indemnified Taxes already included in the Guaranteed Obligations). The Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, against any security for the Guaranteed Obligations, against any other Person or under any other guaranty covering any portion of the Guaranteed Obligations.
          SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof):
     (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Loan Agreement or the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;
     (b) any lack of validity or enforceability of the Loan Agreement or the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;
     (c) any furnishing to the Guaranteed Parties of any additional security or additional guaranty for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security or guaranty for the Guaranteed Obligations;
     (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower;
     (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

     (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;
     (g) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Guaranteed Parties, regardless of what liabilities of the Borrower remain unpaid;
     (h) any act or failure to act by any Guaranteed Party which may adversely affect the Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty; and
     (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor.
If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including, without limitation, the Borrower or a trustee in bankruptcy for the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Loan Agreement, the other Credit Documents, or any other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.
          SECTION 3. Waiver. The Guarantor hereby waives notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waive presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against, and any other notice to, the Borrower or any other party liable with respect to the Guaranteed Obligations (including, without limitation, any other Person executing a guaranty of the obligations of the Borrower).
          SECTION 4. Subrogation. The Guarantor will not exercise any rights against the Borrower which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been irrevocably paid in full and the Loan Agreement shall have been irrevocably terminated. If any amount shall be paid to the Guarantor on account of such subrogation or contribution rights at any time when all the Guaranteed Obligations shall not have been paid in full or the Loan Agreement shall not have been irrevocably terminated, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement. If (i) Guarantor shall make payment to the Guaranteed Parties of all or any part of the Guaranteed Obligations and (ii) all the Guaranteed Obligations shall be irrevocably paid in full and the Loan Agreement irrevocably terminated, the Guaranteed Parties will, at Guarantor’s request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from such payment by Guarantor.
          SECTION 5. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Administrative Agent and the Lenders.
          SECTION 7. Notices. All notices and other communications provided for hereunder shall be given in the manner specified in the Loan Agreement (i) in the case of the Administrative Agent, at the address specified for the Administrative Agent in the Loan Agreement, and (ii) in the case of the Guarantor, at the address specified for the Guarantor in this Guaranty.
          SECTION 8. No Waiver; Remedies. No failure on the part of the Administrative Agent or other Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or other Guaranteed Parties to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          SECTION 9. Right Of Set Off. In addition to and not in limitation of all rights of offset that the Administrative Agent or other Guaranteed Party may have under applicable law, the Administrative Agent or other Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Administrative Agent or other Guaranteed Party has made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of the Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Administrative Agent or other Guaranteed Party to the Guarantor, whether or not related to this Guaranty or any transaction hereunder.
          SECTION 10. Continuing Guaranty; Transfer Of Obligations. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect, until payment in full of the Guaranteed Obligations all other amounts payable under this Guaranty and termination of the Loan Agreement, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Administrative Agent, for the benefit of the Guaranteed Parties.
          SECTION 11. Governing Law; Appointment Of Agent For Service Of Process; Submission To Jurisdiction; Waiver of Jury Trial.
          (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).
          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE ADMINISTRATIVE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, 111 8TH AVENUE, NEW YORK, NEW YORK 10011, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED 30 DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF THE GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO SERVE PROCESS IN ANY OTHER

MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.
          (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.
          (d) EACH OF THE GUARANTOR AND THE GUARANTEED PARTIES IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.7 OF THE LOAN AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY SUCH PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.
          (E) EACH OF THE GUARANTOR AND THE GUARANTEED PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION 11 OR OTHERWISE RELATING TO THE CREDIT DOCUMENTS ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (EXCEPT, IN THE CASE OF THE BORROWER’S OBLIGATION UNDER THE LOAN AGREEMENT TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES THEREUNDER, TO THE EXTENT ANY SUCH INDEMNIFIED PARTY IS FOUND LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES TO A THIRD PARTY).
          SECTION 12. [Reserved].
          SECTION 13. Judgment Currency. The Guarantor’s obligation hereunder to make payments in the Obligation Currency shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Guaranteed Parties of the full amount of the Obligation Currency expressed to be payable under this Guaranty or the Loan Agreement. If for the purpose of obtaining or enforcing judgment against the Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made in accordance with Section 10.18 of the Loan Agreement.
          SECTION 14. Automatic Acceleration in Certain Events. Upon the occurrence of an Event of Default specified in Section 7.1(f) or (g) of the Loan Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantor without notice or other action on the part of the Administrative Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the

Borrower has then been accelerated. In addition, if any event of the types described in Section 7.1(f) or (g) of the Loan Agreement should occur with respect to the Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by the Guarantor, without notice or other action on the part of the Administrative Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated.
          SECTION 15. Maximum Obligations. (a) It is the intent of the Guarantor and the Guaranteed Parties that the Guarantor’s maximum obligations hereunder shall be in, but not in excess of:
          (i) in a case or proceeding commenced by or against the Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against the Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
          (ii) in a case or proceeding commenced by or against the Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against the Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
          (iii) in a case or proceeding commenced by or against the Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against the Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.
(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”).
     (b) To the end set forth in Section 15(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if the Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed

Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to rights of contribution, indemnity and subrogation as between the Guarantor and the Borrower, the maximum Guaranteed Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 15(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of the Guarantor to be subject to avoidance under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section 15 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.
          SECTION 16. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantor may have under applicable law (but subject to Section 4 hereof), the Borrower agrees that (i) in the event a payment shall be made on behalf of the Borrower by the Guarantor hereunder, the Borrower shall indemnify the Guarantor for the full amount of such payment and the Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment, and (ii) in the event any assets of the Guarantor shall be sold to satisfy a claim of any Guaranteed Party hereunder, the Borrower shall indemnify the Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
          SECTION 17. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.
          SECTION 18. Representations and Warranties. The Guarantor represents and warrants to each Guaranteed Party that all representations and warranties relating to it or any of its Subsidiaries contained in Article 5 of the Loan Agreement are true and correct in all material respects, in each case on and as of the Closing Date and immediately after giving effect to the making of the Term Loans.
          SECTION 19. Survival of Agreement. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty, the Loan Agreement, the making of the Loans, the execution and delivery of the Notes and the other Credit Documents.
          SECTION 20. Counterparts. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
          SECTION 21. Currency of Payment. All payments to be made by the Guarantor hereunder shall be made in the applicable currency as provided in Section 10.18 of the Loan Agreement and, in the case of any required conversion of any currency, shall be determined, and the related amounts calculated, in the manner provided in Section 10.18 of the Loan Agreement.
          SECTION 22. Termination of Guaranty. In addition to termination upon payment in full of all of the Guaranteed Obligations (subject to the last sentence of Section 2 hereof), all obligations of the Guarantor to the Guaranteed Parties hereunder shall terminate upon the delivery by the Borrower to the Administrative Agent of a certificate stating that (i) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to Section 6.11(j) and (k) of the Loan Agreement, including Indebtedness of the Guarantor, is equal to or less than the Subsidiary Debt Basket Amount, (ii) no Senior NDC Notes are outstanding and (iii) no Default or Event of Default has occurred and is continuing. Upon compliance with the foregoing, the Administrative Agent and the Lender shall provide written confirmation of such termination as may be reasonably requested by the Guarantor.
[Signatures begin on the next page]

     IN WITNESS WHEREOF, the Guarantor and the Administrative Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

Address for Notices:	NOBLE DRILLING CORPORATION

13135 South Dairy Ashford
Suite 800	By:
Sugar Land, TX 77478	Thomas L. Mitchell Senior Vice President and Chief Financial Officer

GOLDMAN SACHS CREDIT PARTNERS L.P. (“Administrative Agent”)

By:

Name:
Title:
SECTION 16 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:
NOBLE CORPORATION

By:

Thomas L. Mitchell Senior Vice President and Chief Financial Officer

EXHIBIT 2.3
BORROWING REQUEST
                                        ,
Goldman Sachs Credit Partners L.P.,
as Administrative Agent
30 Hudson Street, 17th Floor
Jersey City, NJ 07302
Attention: Philip Green
Telecopy Number: 212-357-7570

Re:	Short-Term Loan Agreement (the “Loan Agreement”) to be dated as of July 24, 2007, among NOBLE CORPORATION (the “Borrower”), a Cayman Islands exempted company limited by shares, the lenders from time to time parties thereto (each a “Lender” and collectively, the “Lenders”), GOLDMAN SACHS CREDIT PARTNERS L.P., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
This Borrowing Request is delivered to you pursuant to Section 2.3 of the Loan Agreement. Capitalized terms used in this Borrowing Request that are defined in the Loan Agreement are used herein with the respective meanings specified for such capitalized terms in the Loan Agreement.
I. NEW BORROWINGS
     The Borrower hereby gives you notice pursuant to Section 2.3 of the Loan Agreement that it requests a Borrowing under the Loan Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Type

(B)	Date of Borrowing (which must be a Business Day)

(C)	Funds are requested to be disbursed to the Borrower at:

Bank Name:

Bank Address:

Account Number:

(D)	Principal Amount of Borrowing

(E)	Interest Period

II. CONTINUATIONS AND CONVERSIONS OF BORROWINGS
The Borrower requests the following outstanding Borrowing comprised of Adjusted LIBOR Loans be continued or converted to Borrowing(s) comprised of Base Rate Loans, as follows:

(A)	Expiration date of current Interest Period

(B)	Aggregate amount of outstanding Borrowing

(C)	Aggregate amount to be converted to Base Rate Loans

(D)	Aggregate amount to be continued as Adjusted LIBOR Loans

(E)	Interest Period
The Borrower requests the following outstanding Borrowing comprised of Base Rate Loans be converted to a Borrowing comprised of Adjusted LIBOR Loans, as follows:

(A)	Date of Conversion

(B)	Aggregate amount to be converted to Adjusted LIBOR Loans

(C)	Interest Period
The Borrower hereby represents and warrants to the Lenders that, as of the date of this Borrowing and after giving effect to such Borrowing, no Default or Event of Default will exist under the terms of the Loan Agreement. Regardless of whether or not the Loan Agreement is entered into or the funding thereunder is consummated, the Borrower agrees to reimburse each Lender for any loss or expense that such Lender sustains or incurs as a consequence of or in connection with the failure of the Borrower to borrow any Term Loan on the date identified as the date of Borrowing hereunder.

NOBLE CORPORATION
By:
Name:
Title:

EXHIBIT 2.8
NOTE
(Master Note)

U.S.$	, ___
     FOR VALUE RECEIVED, the undersigned NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (the “Borrower”), unconditionally promises to pay to the order of                      (herein, together with any subsequent holder hereof, referred to as the “Lender”) for the account of its applicable Lending Office, at the payment office of the Administrative Agent (as hereinafter defined) on or before the Maturity Date (as defined in the Loan Agreement hereinafter described) the principal sum of                                          DOLLARS (U.S.$                    ) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Loan Agreement, together with interest accrued thereon, in each case as provided in the Loan Agreement. The Borrower agrees to make payments and any required prepayments of principal on the dates and in the amounts specified in the Loan Agreement in strict accordance with the terms thereof. The Borrower likewise agrees to pay interest on the outstanding principal amount hereof, at such interest rates, payable at such times, and computed in such manner, as are specified in the Loan Agreement in strict accordance with the terms thereof. All remaining principal and accrued interest then outstanding under this Note shall be due and payable in full on the Maturity Date. All payments of principal and interest hereunder in respect of each Loan shall be made in immediately available funds in the respective currency in which principal and interest on such Loan are payable as provided in the Loan Agreement.
     The Lender shall record all Loans made by the Lender to the Borrower pursuant to the Loan Agreement, and all payments of principal thereof, and, prior to any transfer hereof, shall endorse such Loan and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of the Borrower hereunder or under the Loan Agreement with respect to the Loans evidenced hereby.
     It is the intention of the Lender to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans represented hereby would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Note or the Loan Agreement), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other instrument or agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under this Note, the Loan Agreement, or under any of the aforesaid agreements or instruments entered into in connection with this Note or otherwise shall under no circumstances exceed the

Highest Lawful Rate, and any excess shall be credited by the Lender on the principal amount of this Note (or, if the principal amount of this Note shall have been paid in full, refunded by the Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder or holders hereof resulting from any Event of Default under the Loan Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be automatically canceled by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of this Note (or if the principal amount of this Note shall have been paid in full, refunded by the Lender to the Borrower), and in each case, to the extent permitted by applicable law, the Lender shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate.
     “Highest Lawful Rate” shall mean the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on any Loans, under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether any Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans.
     This Note is one of the Notes referred to in, and is subject to and entitled to the benefits of, that certain Short-Term Loan Agreement dated as of July 24, 2007 (as the same may be amended, supplemented, and restated from time to time, the “Loan Agreement”), entered into by and among Noble Corporation, the Lenders, and GOLDMAN SACHS CREDIT PARTNERS L.P., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Reference is hereby made to the Loan Agreement for a statement of the prepayment rights and obligations of the Borrower and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Capitalized terms not otherwise defined in this Note that are defined in the Loan Agreement are used in this Note with the respective meanings assigned to such capitalized terms in the Loan Agreement as provided in the Loan Agreement.
     Upon the occurrence and during the continuance of any Event of Default as specified in the Loan Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable in accordance with the Loan Agreement. The Borrower agrees to pay, and indemnify the Lender against any liability for the payment of, all reasonable costs and expenses (including reasonable attorneys’ fees) arising in connection with the enforcement by the Lender of any of its rights under this Note or the Loan Agreement as provided in the Loan Agreement.
     All parties hereto, whether as makers, endorsees, or otherwise, severally waive presentment for prepayment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever in respect of this Note. TIME IS OF THE ESSENCE OF THIS NOTE.
     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the date first above written.

NOBLE CORPORATION, a Cayman Islands exempted company limited by shares

By:
Name:
Title:

LOANS AND PRINCIPAL PAYMENTS

Amount of Principal
Date	Loan		Repaid		Unpaid Principal Balance
		Adjusted		Adjusted				Notation
	Base Rate	LIBOR	Base Rate	LIBOR	Base Rate	Adjusted LIBOR	Total	Made by

EXHIBIT 6.6
COMPLIANCE CERTIFICATE
          NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (the “Borrower”), Goldman Sachs Credit Partners L.P., as Administrative Agent for the Lenders, and the Lenders parties thereto, executed and delivered that certain Short-Term Loan Agreement dated as of July 24, 2007 (as amended, supplemented and restated from time to time, the “Loan Agreement”). Any capitalized term defined in the Loan Agreement and used in this Compliance Certificate shall have the meaning given to it in the Loan Agreement.
The undersigned, solely in his/her capacity as chief financial officer or other financial officer (as noted below) of the Borrower, hereby certifies to the Lenders that:
A.	The attached financial statements are unaudited quarterly financial statements or copy of the Borrower’s form 10-Q as filed with the SEC and fairly present in all material respects on a consolidated basis the financial condition of the Borrower and its Subsidiaries (excluding the effects of any SPV’s other than the aggregate equity investment therein) as of the date indicated and the results of their operations and changes in their cash flows for the periods indicated, and have been prepared in accordance with GAAP, subject to normal year-end audit adjustments for any such financial statements that are quarterly financial statements and other than information and note disclosures that have been condensed or omitted pursuant to the rules and regulations of the SEC.

B.	Check either 1 or 2
     [   ] 1. As of the date hereof, no Default or Event of Default has occurred and is continuing.
     [   ] 2. As of the date hereof, no Default or Event of Default has occurred and is continuing except the following matters: [Describe all such Defaults or Events of Default, specifying the nature, duration and status thereof and what action the Borrower has taken or proposes to take with respect thereto].
THIS CERTIFICATE MADE AND DELIVERED THIS ____ DAY OF ___ _____.

NOBLE CORPORATION

By:
Name:
Title:

EXHIBIT 6.11
SUBSIDIARY GUARANTY AGREEMENT
          THIS SUBSIDIARY GUARANTY AGREEMENT (this “Guaranty”), dated as of                                         ,                     , made by each of the undersigned Subsidiaries of Noble Corporation, a Cayman Islands exempted company limited by shares (the “Borrower”; each undersigned Subsidiary of the Borrower being herein referred to individually as a “Guarantor” and collectively as the “Guarantors”), in favor of Goldman Sachs Credit Partners L.P., in its capacity as administrative agent (the “Administrative Agent”) and Lender (the “Lender”) under the terms of the Loan Agreement (the Lender and the Administrative Agent being collectively referred to herein as the “Guaranteed Parties”);
WITNESSETH:
          WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into a certain Short-Term Loan Agreement dated as of July 24, 2007 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and including all schedules, riders, and supplements thereto, the “Loan Agreement”; terms defined therein and not otherwise defined herein being used herein as therein defined);
          WHEREAS, the Borrower owns, directly or indirectly, all or a majority of all outstanding capital stock or other equity interests of each Guarantor;
          WHEREAS, it is a requirement under Section 6.11(k) of the Loan Agreement that each Guarantor execute and deliver this Guaranty, and each Guarantor desires to execute and deliver this Guaranty to satisfy such requirement; and
          WHEREAS, this Guaranty and the obligation of each Guarantor shall remain in full force and effect until termination of this Guaranty as provided in Section 23 below or as otherwise provided in Section 10(i) below;
          NOW, THEREFORE, in consideration of the premises and in order to satisfy the requirements of the Loan Agreement, and for Ten Dollars ($10.00) and other good and valuable consideration, each Guarantor hereby jointly and severally agrees as follows:
          SECTION 1. Guaranty. Subject to Section 23 below, each Guarantor hereby jointly and severally, irrevocably and unconditionally, guarantees the punctual payment when due, in lawful money of the United States of America (the “Obligation Currency”), whether at stated maturity, by acceleration or otherwise, of the Loans and all other Obligations owing by the Borrower to the Lenders and the Administrative Agent, or either of them, under the Loan Agreement, the Notes, and the other Credit Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by the Lenders or the Administrative Agent in enforcing any rights under this Guaranty (collectively, the “Guaranteed Obligations”), including without limitation, all interest which, but for the filing of a petition in bankruptcy, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by each Guarantor hereunder shall be made in the Obligation Currency free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Indemnified Taxes (as such term is defined in the Loan Agreement), the full amount, in the Obligation Currency, that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Indemnified Taxes already included in the Guaranteed Obligations). Each Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, against any security for the Guaranteed Obligations, against any other Guarantor or under any other guaranty covering any portion of the Guaranteed Obligations.
          SECTION 2. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. Subject to Section 23 below, the liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
     (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Loan Agreement or the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;
     (b) any lack of validity or enforceability of the Loan Agreement or the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;
     (c) any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;
     (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed

Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower;
     (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or the Borrower, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;
     (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;
     (g) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Guaranteed Parties, regardless of what liabilities of the Borrower remain unpaid;
     (h) any act or failure to act by any Guaranteed Party which may adversely affect a Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty; and
     (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.
If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Loan Agreement, the other Credit Documents, or any other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.
          SECTION 3. Waiver. Each Guarantor hereby waives notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waive presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against, and any other notice to, the Borrower or any other party liable with respect to the Guaranteed Obligations (including the Guarantors or any other Person executing a guaranty of the obligations of the Borrower).
          SECTION 4. Subrogation. No Guarantor will exercise any rights against the Borrower which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been irrevocably paid in full and the Loan Agreement shall have been irrevocably terminated. If any amount shall be paid to a Guarantor on account of such subrogation or contribution rights at any time when all the Guaranteed Obligations shall not have been paid in full, or the Loan Agreement shall not have been irrevocably terminated, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement. If (i) a Guarantor shall make payment to the Guaranteed Parties of all or any part of the Guaranteed Obligations and (ii) all the Guaranteed Obligations shall be irrevocably paid in full and the Loan Agreement irrevocably terminated, the Guaranteed Parties will, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.
          SECTION 5. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by a Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Administrative Agent and the Lenders.
          SECTION 7. Notices. All notices and other communications provided for hereunder shall be given in the manner specified in the Loan Agreement (i) in the case of the Administrative Agent, at the address specified for the Administrative Agent in the Loan Agreement, and (ii) in the case of the Guarantors, at the respective addresses specified for such Guarantors in this Guaranty.
          SECTION 8. No Waiver; Remedies. No failure on the part of the Administrative Agent or other Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or other Guaranteed Parties to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          SECTION 9. Right Of Set Off. In addition to and not in limitation of all rights of offset that the Administrative Agent or other Guaranteed Parties may have under applicable law, the Administrative Agent or other Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Administrative Agent or other Guaranteed Parties have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of any Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Administrative Agent or other Guaranteed Parties to any Guarantor, whether or not related to this Guaranty or any transaction hereunder.
          SECTION 10. Continuing Guaranty; Transfer Of Obligations. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect, subject to Section 23 below, until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Loan Agreement, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Administrative Agent, for the benefit of the Guaranteed Parties.
          SECTION 11. Governing Law; Appointment Of Agent For Service Of Process; Submission To Jurisdiction; Waiver of Jury Trial.
          (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).
          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE ADMINISTRATIVE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES EACH OF                            , AND                                           , AS THE DESIGNEE, APPOINTEE A ND AGENT OF SUCH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED 30 DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE RESPECTIVE GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF SUCH GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE

PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.
          (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.
          (d) EACH OF THE GUARANTOR AND THE GUARANTEED PARTIES IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.7 OF THE LOAN AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY SUCH PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.
          (e) EACH OF THE GUARANTORS AND THE GUARANTEED PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION 11 OR OTHERWISE RELATING TO THE CREDIT DOCUMENTS ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (EXCEPT, IN THE CASE OF THE BORROWER’S OBLIGATION UNDER THE LOAN AGREEMENT TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES THEREUNDER, TO THE EXTENT ANY SUCH INDEMNIFIED PARTY IS FOUND LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES TO A THIRD PARTY). .
          SECTION 12. [INTENTIONALLY OMITTED]
          SECTION 13. Judgment Currency. Each Guarantor’s obligation hereunder to make payments in the Obligation Currency shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Guaranteed Parties of the full amount of the Obligation Currency expressed to be payable under this Guaranty or the Loan Agreement. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency

(such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made in accordance with Section 10.18 of the Loan Agreement.
          SECTION 14. Automatic Acceleration in Certain Events. Upon the occurrence of an Event of Default specified in Section 7.1(f) or (g) of the Loan Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other action on the part of the Administrative Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated. In addition, if any event of the types described in Section 7.1(f) or (g) of the Loan Agreement should occur with respect to any Guarantor that is a Significant Subsidiary, then the Guaranteed Obligations shall automatically become immediately due and payable by such Guarantor, without notice or other action on the part of the Administrative Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated.
          SECTION 15. Maximum Obligations. (a) It is the intent of each Guarantor and the Guaranteed Parties that each Guarantor’s maximum obligations hereunder shall be in, but not in excess of:
          (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
          (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
          (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”).
     (b) To the end set forth in Section 15(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to rights of contribution, indemnity and subrogation as among Guarantors and the Borrower, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 15(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 15 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.
          SECTION 16. Indemnity, Contribution, and Subrogation.
          (a) In addition to all such rights of indemnity and subrogation as each Guarantor may have under applicable law (but subject to Section 4 hereof), the Borrower agrees that (i) in the event a payment shall be made on behalf of the Borrower by any Guarantor hereunder, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment, and (ii) in the event any assets of any Guarantor shall be sold to satisfy a claim of any Guaranteed Party hereunder, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
          (b) Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 4 hereof), that, in the event a payment shall be made by any other Guarantor hereunder, or assets of any other Guarantor shall be sold to satisfy a claim of any Guaranteed Party hereunder, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in paragraph (a) above, each Contributing Guarantor shall indemnify each Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of the Borrower and all of the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 22, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this paragraph (b) shall be subrogated to the rights of such Claiming Guarantor under paragraph (a) above to the extent of such payment. As used herein, the term “net worth” shall mean, as at any date of determination, the consolidated shareholders’ equity of the Borrower and the Guarantors, as determined in each case on a consolidated basis in accordance with GAAP.
          SECTION 17. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.
          SECTION 18. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in Article 5 of the Loan Agreement are true and correct, in each case on and as of the Closing Date and immediately after giving effect to the making of the Term Loans.
          SECTION 19. Survival of Agreement. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty, the Loan Agreement, the making of the Loans, and the execution and delivery of the Notes and the other Credit Documents.
          SECTION 20. Counterparts. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
          SECTION 21. Currency of Payment. All payments to be made by each Guarantor hereunder shall be made in the applicable currency as provided in Section 10.18 of the Loan Agreement and, in the case of any required conversion of any currency, shall be determined, and the related amounts calculated, in the manner provided in Section 10.18 of the Loan Agreement.
          SECTION 22. Additional Guarantors. Upon execution and delivery by any Subsidiary of the Borrower of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an “Additional Guarantor”). The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

          SECTION 23. Termination of Guaranty. In addition to termination upon payment in full of all of the Guaranteed Obligations (subject to the last sentence of Section 2 hereof), all obligations of each Guarantor to the Guaranteed Parties hereunder shall terminate upon the delivery by the Borrower to the Administrative Agent of a certificate stating that (i) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to Section 6.11(j) and (k) of the Loan Agreement is equal to or less than the Subsidiary Debt Basket Amount, and (ii) no Default or Event of Default has occurred and is continuing. Upon compliance with the foregoing, the Administrative Agent and the Lender shall provide written confirmation of such termination as may be reasonably requested by such Guarantor.

          IN WITNESS WHEREOF, each Guarantor and the Administrative Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

Address for Notices:	[NAME OF GUARANTOR]

By:
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P. (“Administrative Agent”)

By:
Name:
Title:

SECTION 16 OF THE FOREGOING GUARANTY ACKNOWLEDGED AND AGREED TO:

NOBLE CORPORATION

By:
Name:
Title:

ANNEX I
FORM OF GUARANTY SUPPLEMENT
                                        , 20____
     THIS GUARANTY SUPPLEMENT is made as of [date] (this “Supplement”) and is delivered pursuant to that certain Subsidiary Guaranty Agreement dated as of [date] (as it may be amended, supplemented or otherwise modified, the “Guaranty”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by the Guarantors party thereto in favor of the Guaranteed Parties.
     1. Guaranty. Pursuant to Section 22 of the Guaranty, the undersigned hereby:
     (a) agrees that this Supplement may be attached to the Guaranty and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Guaranty and the Credit Documents and agrees to be bound by all of the terms thereof;
     (b) represents and warrants that each of the representations and warranties set forth in the Guaranty, the Loan Agreement and each other Credit Document and applicable to the undersigned is true and correct both before and after giving effect to this Supplement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;
     (c) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default; and
     (d) agrees to absolutely and unconditionally guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Guaranteed Obligations as provided by Section 1 of the Guaranty.
     2. Further Assurances. The undersigned agrees from time to time, upon request of the Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Supplement. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 7 of the Guaranty, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.
     THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

     Executed as of the date first written above.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telephone:
Telecopy:

ACKNOWLEDGED AND ACCEPTED, as of the date above first written:

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent

By:
Name:
Title:

NOBLE CORPORATION

By:
Name:
Title:

EXHIBIT 10.10
ASSIGNMENT AGREEMENT
     THIS ASSIGNMENT AGREEMENT (this “Agreement”) dated as of , ___, is by and among (the “Assignor”),                                          (the “Assignee”), NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (the “Borrower”), and GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders (as hereinafter defined).
WITNESSETH:
     WHEREAS, the Borrower, the Assignor, and the Administrative Agent are parties to that certain Short-Term Loan Agreement dated as of July 24, 2007, by and among the Borrower, the lenders from time parties thereto (collectively, the “Lenders”), including the Assignor as one such Lender, and the Administrative Agent (as the same may be amended, supplemented and restated from time to time, the “Loan Agreement”); and
     WHEREAS, the Assignor proposes to sell and assign to the Assignee, and the Assignee proposes to buy and accept from the Assignor, the interests set forth on Schedule I attached hereto in the Assignor’s rights and obligations set forth under the Loan Agreement, including without limitation, the amount and percentage set forth on Schedule I of (i) the Commitment of the Assignor on the Assignment Date, and (ii) the Loans owing to the Assignor that are outstanding on the Assignment Date (collectively, the “Assigned Interest”);
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:
1.	DEFINITIONS. ANY CAPITALIZED TERM DEFINED IN THE LOAN AGREEMENT AND USED IN THIS AGREEMENT SHALL HAVE THE MEANING ASCRIBED TO IT IN THE LOAN AGREEMENT. SECTION 1.1 OF THE LOAN AGREEMENT IS HEREBY INCORPORATED INTO THIS AGREEMENT BY REFERENCE.

2.	ASSIGNMENT. THE ASSIGNOR HEREBY ASSIGNS AND SELLS, WITHOUT RECOURSE OR WARRANTY EXCEPT AS SPECIFICALLY SET FORTH HEREIN, TO THE ASSIGNEE THE ASSIGNED INTEREST IN THE RIGHTS AND OBLIGATIONS OF THE ASSIGNOR UNDER THE CREDIT DOCUMENTS. THE ASSIGNEE HEREBY PURCHASES, ACCEPTS, AND ASSUMES, WITHOUT RECOURSE OR WARRANTY EXCEPT AS SPECIFICALLY SET FORTH HEREIN, FROM THE ASSIGNOR ALL OF SUCH RIGHTS AND OBLIGATIONS OF THE ASSIGNOR. SUBJECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ASSIGNOR, THE ASSIGNEE, AND, TO THE EXTENT REQUIRED BY SECTION 10.10(B) OF THE LOAN AGREEMENT, THE BORROWER AND THE ADMINISTRATIVE AGENT, AS OF THE DATE HEREOF (A) THE ASSIGNEE SHALL SUCCEED, ON A PRO RATA BASIS IN

ACCORDANCE WITH THE ASSIGNED INTEREST, TO THE RIGHTS AND INTERESTS, AND BE OBLIGATED TO PERFORM THE OBLIGATIONS, OF A LENDER UNDER THE CREDIT DOCUMENTS WITH A PERCENTAGE UNDER THE LOAN AGREEMENT AS SET FORTH ON SCHEDULE I, AND SHALL BE CONSIDERED A LENDER FOR ALL PURPOSES; (B) THE ASSIGNEE SHALL DELIVER TO THE ASSIGNOR, IN IMMEDIATELY AVAILABLE FUNDS, AN AMOUNT EQUAL TO THE PURCHASE PRICE FOR THE ASSIGNED INTEREST, AND (C) THE PERCENTAGE OF THE ASSIGNOR AS OF THE DATE HEREOF SHALL BE REDUCED BY THE PERCENTAGE ACQUIRED BY THE ASSIGNEE, AND THE ASSIGNOR SHALL BE RELEASED FROM ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS WHICH HAVE BEEN SO ASSIGNED TO AND ACCEPTED BY THE ASSIGNEE.

3.	PAYMENTS. ALL PAYMENTS OF PRINCIPAL OF AND ACCRUED INTEREST ON THE LOANS AND REIMBURSEMENT OBLIGATIONS ARE TO BE MADE BY THE BORROWER TO THE ADMINISTRATIVE AGENT FOR THE ACCOUNT OF THE RESPECTIVE LENDERS. THE ADMINISTRATIVE AGENT SHALL DIVIDE SUCH PAYMENTS AMONG THE LENDERS AS THEIR INTERESTS MAY APPEAR, WITH ALL INTEREST ACCRUING ON THE LOANS AND REIMBURSEMENT OBLIGATIONS HELD BY THE ASSIGNOR BEFORE THE DATE HEREOF TO BELONG TO THE ASSIGNOR. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY AGREES THAT IF IT RECEIVES ANY AMOUNT FROM THE BORROWER UNDER THE CREDIT DOCUMENTS WHICH IS FOR THE ACCOUNT OF THE OTHER PARTY HERETO, IT SHALL RECEIVE THE SAME FOR THE ACCOUNT OF SUCH OTHER PARTY TO THE EXTENT OF SUCH OTHER PARTY’S INTEREST THEREIN AND SHALL PROMPTLY PAY THE SAME TO SUCH OTHER PARTY. THE RIGHTS OF THE ASSIGNOR AND THE ASSIGNEE UNDER THIS SECTION ARE IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES THAT THE ASSIGNOR OR THE ASSIGNEE MAY HAVE.

4.	CONSENT OF THE BORROWER AND THE ADMINISTRATIVE AGENT. THIS AGREEMENT IS CONDITIONED UPON THE CONSENT OF THE BORROWER AND THE ADMINISTRATIVE AGENT TO THE EXTENT REQUIRED BY SECTION 10.10(B) OF THE LOAN AGREEMENT. THE EXECUTION OF THIS AGREEMENT BY THE BORROWER AND THE ADMINISTRATIVE AGENT IS EVIDENCE OF ANY SUCH CONSENT. PURSUANT TO SECTION 10.10(B) OF THE LOAN AGREEMENT, (A) THE ASSIGNOR AGREES TO DELIVER ANY CURRENT NOTES EXECUTED BY THE BORROWER TO THE BORROWER, MARKED “CANCELLED” OR ITS EQUIVALENT, AND SIMULTANEOUSLY THEREWITH (B) THE BORROWER AGREES TO EXECUTE AND DELIVER ANY NEW NOTES PAYABLE TO THE ORDER OF THE ASSIGNEE AND, IF APPLICABLE, TO THE ASSIGNOR TO EVIDENCE THE ASSIGNMENT AND ACCEPTANCE PROVIDED FOR HEREIN.

5.	THE ASSIGNOR. THE ASSIGNOR (A) REPRESENTS AND WARRANTS TO THE ASSIGNEE THAT IT IS THE LEGAL AND BENEFICIAL OWNER OF THE

ASSIGNED INTEREST AND THAT SUCH ASSIGNED INTEREST IS FREE AND CLEAR OF ANY LIEN; AND (B) MAKES NO REPRESENTATION OR WARRANTY AND ASSUMES NO RESPONSIBILITY WITH RESPECT TO (I) ANY STATEMENTS, WARRANTIES OR REPRESENTATIONS MADE IN OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE EXECUTION, LEGALITY, VALIDITY, ENFORCEABILITY, GENUINENESS, SUFFICIENCY OR VALUE OF THE CREDIT DOCUMENTS OR ANY DOCUMENT FURNISHED PURSUANT THERETO, OR (II) THE FINANCIAL CONDITION OF THE BORROWER OR ANY GUARANTOR OF ANY OF ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS.

6.	THE ASSIGNEE. THE ASSIGNEE (A) CONFIRMS THAT IT HAS RECEIVED A COPY OF THE CREDIT DOCUMENTS, TOGETHER WITH SUCH OTHER DOCUMENTS AND INFORMATION AS IT HAS DEEMED APPROPRIATE TO MAKE ITS OWN CREDIT ANALYSIS AND DECISION TO ENTER INTO THIS AGREEMENT; (B) AGREES THAT IT WILL, INDEPENDENTLY AND WITHOUT RELIANCE UPON THE ADMINISTRATIVE AGENT, THE ASSIGNOR OR ANY OTHER LENDER AND BASED ON SUCH DOCUMENTS AND INFORMATION AS IT SHALL DEEM APPROPRIATE AT THE TIME, CONTINUE TO MAKE ITS OWN CREDIT DECISIONS IN TAKING OR NOT TAKING ACTION UNDER THE CREDIT DOCUMENTS; (C) APPOINTS AND AUTHORIZES THE ADMINISTRATIVE AGENT TO TAKE SUCH ACTION ON BEHALF OF THE ASSIGNEE AND TO EXERCISE SUCH POWERS UNDER THE CREDIT DOCUMENTS AS ARE DELEGATED TO THE ADMINISTRATIVE AGENT BY THE TERMS THEREOF, TOGETHER WITH SUCH POWERS AS ARE REASONABLY INCIDENTAL THERETO; AND (D) AGREES THAT IT WILL PERFORM IN ACCORDANCE WITH THEIR TERMS ALL OF THE OBLIGATIONS WHICH BY THE TERMS OF THE CREDIT DOCUMENTS ARE REQUIRED TO BE PERFORMED BY IT AS A LENDER. IF THE ASSIGNEE IS ORGANIZED UNDER THE LAWS OF ANY JURISDICTION OTHER THAN THE UNITED STATES OF AMERICA OR ANY STATE THEREOF, THE ASSIGNEE HEREBY (A) FURNISHES TO THE ASSIGNOR, THE ADMINISTRATIVE AGENT AND THE BORROWER THE FORMS REQUIRED BY SECTION 10.10(D) OF THE LOAN AGREEMENT, EITHER U.S. INTERNAL REVENUE SERVICE FORM W-8 BEN OR U.S. INTERNAL REVENUE SERVICE FORM W-8 ECI (WHEREIN THE ASSIGNEE CLAIMS ENTITLEMENT TO COMPLETE EXEMPTION FROM U.S. FEDERAL WITHHOLDING TAX ON ALL INTEREST PAYMENTS UNDER THE CREDIT DOCUMENTS), AND (B) AGREES FOR THE BENEFIT OF THE ASSIGNOR, THE ADMINISTRATIVE AGENT AND THE BORROWER TO PROVIDE THE ASSIGNOR, THE ADMINISTRATIVE AGENT AND THE BORROWER FROM TIME TO TIME NEW FORMS AS REQUIRED BY SECTIONS 10.10(D)(III) AND 3.3(B) OF THE LOAN AGREEMENT, AND TO COMPLY FROM TIME TO TIME WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS WITH REGARD TO SUCH WITHHOLDING TAX EXEMPTION.

7.	NOTICE AND PAYMENT INSTRUCTIONS. ALL NOTICES IN CONNECTION HEREWITH SHALL BE GIVEN IN ACCORDANCE WITH SECTION 10.7 OF THE

LOAN AGREEMENT. THE ADDRESS OF THE ASSIGNEE FOR NOTICES HEREUNDER AND THEREUNDER, TOGETHER WITH PAYMENT INSTRUCTIONS FOR AMOUNTS TO BE PAID TO THE ASSIGNEE UNDER THE LOAN AGREEMENT, SHALL BE INITIALLY AS SET FORTH ON THE SIGNATURE PAGES HEREOF.

8.	MISCELLANEOUS. THE AGREEMENT (A) EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER, AND (B) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signatures begin on the next page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as the date first above written.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Address for Notices:

Attn:

Telephone No.:

Telecopy No.:

Lending Office:

Attn:

Telephone No.:

Telecopy No.:

     Payment Instructions:

     [The foregoing assignment acknowledged and consented to as of                      ___, ___.

NOBLE CORPORATION

By:

Name:

Title:	]

     [The foregoing assignment acknowledged and consented to as of                      ___, ___.

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent

By:

Name:

Title:	]

SCHEDULE I
TO
ASSIGNMENT AGREEMENT

Assignor:

Assignee:

Assignment Date:

	Principal Amount	Percentage of
Commitment	Assigned	Commitment Assigned[1]

[1]	Set forth to at least 8 decimals, as a percentage of the aggregate Commitments of all Lenders.